Exhibit 10.27

KEYSIGHT TECHNOLOGIES, INC. 401(k) PLAN
Effective August 1, 2014

TABLE OF CONTENTS

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.

SECTION 2.	DEFINITIONS.

(a)	“Accounts”

(b)	“Affiliate”

(c)	“Affiliated Group”

(d)	“Agilent”

(e)	“Agilent 401(k) Plan”

(f)	“Beneficiary”

(g)	“Benefits Committee”

(h)	“Board”

(i)	“Code”

(j)	“Company”

(k)	“Covered Compensation”

(l)	“Deferred Contributions”

(m)	“Distribution Date”

(n)	“Eligible Employee”

(o)	“Employee”

(p)	“ERISA”

(q)	“Former Agilent Participant”

(r)	“Funds”

(s)	“Investment Manager”

(t)	“Keysight Group Employee”

(u)	“Loan Account”

(v)	“Operational Separation Date”

(w)	“Participant”

(x)	“Participating Company”

(y)	“Payday”

(z)	“Payroll”

(aa)	“Plan”

(bb)	“Plan Administrator”

(cc)	“Plan Benefit”

(dd)	“Plan Year”

(ee)	“Regular Company Contributions”

(ff)	“Required Beginning Date”

(gg)	“Rollover Accounts”

(hh)	“Subsequently Transferred Keysight Employee”

(ii)	“Subsidiary”

(jj)	“Transfer Date”

(kk)	“Trust Agreement”

(ll)	“Trustee”

(mm)	“Trust Fund”

(nn)	“Trust”

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(oo)	“Valuation Date”

SECTION 3.	ELIGIBILITY AND PARTICIPATION.

(a)	Eligibility and Commencement of Participation.

(b)	Suspension of Participation.

(c)	Termination of Participation.

SECTION 4.	DEFERRED CONTRIBUTIONS.

(a)	Rate of Contributions.

(b)	Revocation and Change in Election.

(c)	Suspension of Contributions.

(d)	Time and Form of Contribution.

(e)	Compliance With Other Contribution Limitations.

SECTION 5.	REGULAR COMPANY CONTRIBUTIONS.

(a)	Amount.

(b)	Allocation.

(c)	Time and Form of Contribution.

(d)	Compliance with Other Contribution Limitations.

SECTION 6.	LIMITATION ON CONTRIBUTIONS.

(a)	Maximum.

(b)	Aggregation.

(c)	Incorporation of Section 415.

(d)	Account Reduction.

SECTION 7.	ACCOUNTS AND VALUATION.

(a)	Accounts.

(b)	Valuation of Accounts.

SECTION 8.	INVESTMENT OF ACCOUNTS.

(a)	Investment Funds.

(b)	Investment Directions.

(c)	Reinvestment Directions.

(d)	No Investment Directions.

SECTION 9.	VESTING.

SECTION 10.	DISTRIBUTION OF PLAN BENEFITS.

(a)	Amount and Form of Distribution.

(b)	Time of Distribution.

(c)	Latest Commencement Permitted.

SECTION 11.	WITHDRAWALS.

(a)	Age Fifty-Nine and One-Half.

(b)	Hardship Withdrawals.

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(c)	Rollover Account Withdrawals.

SECTION 12.	LOANS.

(a)	Eligibility for Loans.

(b)	Amount of Loans.

(c)	Terms of Loans.

(d)	Source of Loans.

(e)	Withholding and Application of Loan Payments.

(f)	Security and Default.

(g)	Maximum Number of Loans.

(h)	Transferred and Rolled Loans.

SECTION 13.	GENERAL PROVISIONS.

(a)	No Assignment of Rights.

(b)	Qualified Domestic Relations Orders.

(c)	Plan Mergers.

(d)	Plan Transfers.

(e)	No Right in Trust Fund or to Employment

(f)	Competency To Handle Benefits.

(g)	False or Erroneous Statements.

(h)	Effect of Re-Employment on Payment of Plan Benefit.

(i)	Governing Law.

(j)	Beneficiary.

(k)	Lost Participant or Beneficiary.

(l)	Rollover From Qualified Trust.

(m)	Rollover From IRA.

(n)	Return of Contributions.

(o)	Compliance With USERRA.

SECTION 14.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.

(a)	Named Fiduciary for Plan Administration.

(b)	Named Fiduciary for Management of Plan Assets.

(c)	Service in Several Fiduciary Capacities.

(d)	Duties and Responsibilities of the Plan Administrator.

(e)	Delegation of Fiduciary Responsibilities.

(f)	Indemnification.

SECTION 15.	FUNDING POLICY AND METHOD.

(a)	Contributions.

(b)	Expenses of the Plan and Trust.

(c)	Cash Requirements.

(d)	Independent Accountant.

SECTION 16.	CLAIMS PROCEDURE.

(a)	Claims for Benefits.

(b)	Denial of Claims.

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SECTION 17.	REVIEW PROCEDURE.

(a)	Appointment of Review Panel.

(b)	Right To Appeal.

(c)	Form of Request for Review.

(d)	Time for Review Panel Action.

(e)	Review Panel Decision.

(f)	Rules and Procedures.

(g)	Exhaustion of Remedies.

SECTION 18.	AMENDMENT AND TERMINATION OF THE PLAN.

(a)	Future of the Plan.

(b)	Limitation on Amendments.

(c)	Termination of the Plan.

(d)	Obligations Upon Termination of the Plan.

(e)	Allocation of Trust Fund Upon Termination of the Plan.

SECTION 19.	EXECUTION.
APPENDIX A TOP-HEAVY PROVISIONS
APPENDIX B LIMITATIONS ON CONTRIBUTIONS
APPENDIX C DIRECT TRANSFER PROVISIONS
APPENDIX D MERGER OF REDSWITCH RETIREMENT SAVINGS PLAN
APPENDIX E MINIMUM REQUIRED DISTRIBUTIONS
APPENDIX F ROTH DEFERRED CONTRIBUTIONS

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KEYSIGHT TECHNOLOGIES, INC. 401(k) PLAN
Effective August 1, 2014

SECTION 1.	ESTABLISHMENT AND PURPOSE OF THE PLAN.
On August 1, 2014, (“Operational Separation Date”) , Agilent Technologies, Inc. created a wholly-owned subsidiary titled Keysight Technologies, Inc. (the “Company”) as a part of a planned corporate separation of Company operations (“Operational Separation”) and subsequent distribution of all outstanding Company common stock to Agilent’s shareholders (the “Distribution”). Effective no later than the date of Operational Separation, the Keysight Technologies, Inc. 401(k) Plan (the “Plan”) was established by the Company with substantially similar terms to the Agilent Technologies, Inc. 401(k) Plan (the “Agilent 401(k) Plan”), and the Company will assume the portion of the assets and liabilities of the Agilent 401(k) Plan related to Former Agilent Participants. During the period between the Operational Separation Date and the date of Distribution (the “Distribution Date”), Former Agilent Participants shall participate in this Plan and Agilent employees, including Former Agilent Participants who transfer employment to Agilent prior to November 1, 2014, shall participate in the Agilent Plan consistent with the provisions of each Plan. On and after the Distribution Date, the 401(k) benefits payable to Former Agilent Participants (as such capitalized term is defined below) will be provided solely under this Plan. Neither the Operational Separation nor the Distribution shall be treated as a benefit distribution event under the Plan with respect to any Participant. The purpose of the Plan is to provide Eligible Employees with an opportunity to participate in a qualified cash or deferred arrangement under section 401(k) of the Internal Revenue Code (the “Code”) and thereby supplement benefits provided under the Participating Companies’ retirement programs. The Plan together with the Trust established hereunder is intended to qualify under section 401(a) of the Code and as an individual account plan which permits each Participant to exercise control over certain assets of the Plan pursuant to section 404(c) of ERISA. The Plan is subject to change to meet applicable rules and regulations of the Internal Revenue Service and the United States Department of Labor. The Company retains the right, as provided in Section 18, to amend or terminate the Plan at any time.

Certain capitalized terms used in the text of the Plan are defined in Section 2 in alphabetical order. Certain rules which will become effective only if the Plan becomes a “top-heavy plan” (as defined in section 416 of the Code) are set forth in Appendix A to the Plan. The rules regarding the administration of the discrimination tests under sections 401(k) and 401(m) of the Code are set forth in Appendix B to the Plan. The rules regarding the direct transfer provisions of section 401(a)(31) of the Code are set forth in Appendix C to the Plan. Any special rules applicable to Accounts which, in whole or in part, derive from the plan of an entity acquired by the Company (or by Agilent with respect to Former Agilent Participants) may be set forth in Appendices to the Plan adopted by the Company. The Appendices will indicate whether their provisions are supplemental to or exclusive of the provisions of the Plan. Any and all decisions involving the interpretation of the Plan’s provisions, including but not limited to, eligibility, contributions, vesting, investments, valuations, distributions, withdrawals and loans, shall be made by the Benefits Committee in its sole discretion.

SECTION 2.	DEFINITIONS.
(a)    “Accounts” means, to the extent applicable to a Participant, one or more of the accounts set forth in Section 7(a).
(b)    “Affiliate” means any entity (whether corporation, partnership, joint venture or other entity) a substantial percentage of the equity interest of which is owned by the Company, by one or more Subsidiaries, or by the Company together with one or more Subsidiaries and which has been designated by the Company as an Affiliate for purposes of the Plan. In addition, until and through October 31, 2014, Affiliate includes Agilent and each member of Agilent’s “affiliated group” as defined in the Agilent 401(k) Plan as of August 1, 2014.
(c)    “Affiliated Group” means the Company, each Subsidiary and each Affiliate.
(d)    “Agilent” means Agilent Technologies, Inc., a Delaware corporation.
(e)    “Agilent 401(k) Plan” means the Agilent Technologies, Inc. 401(k) Plan, as in effect on the Operational Separation Date.
(f)    “Beneficiary” means the person or persons described in Section 13(j).

(g)    “Benefits Committee” means a committee initially appointed by the Board. Committee members may be removed and appointed by any officer of the Company. The Benefits Committee’s duties and responsibilities shall be documented in its charter.
(h)    “Board” means the board of directors of the Company.
(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(j)    “Company” means Keysight Technologies, Inc., a Delaware corporation.
(k)    “Covered Compensation” means the regular wage or salary received by a Participant from a Participating Company, including Deferred Contributions made pursuant to Section 4, deferrals made pursuant to section 125 or 132(f)(4) of the Code under the Keysight Technologies, Inc. Cafeteria Plan, and commissions and shift differentials, pay for flexible time off, sick leave, vacation, jury duty, bereavement and other approved paid time off, and other payments classified as Covered Compensation pursuant to the Company’s payroll practices. Covered Compensation shall not include any compensation paid to a Participant for periods during which he or she is not an Eligible Employee, nor compensation deferred under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan, nor overtime or other premium pay, compensation for work in excess of the regular work week, bonuses or incentive pay, severance pay, cash profit-sharing payments, sick leave payments payable as a lump sum, the Company contribution to the Keysight Technologies, Inc. Employee Stock Purchase Plan, nor other special compensation of any kind. In addition, through October 31, 2014, Covered Compensation shall not include the Company contribution to the Agilent Technologies, Inc. Employee Stock Purchase Plan.
Covered Compensation shall not exceed $200,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code) for a Plan Year. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Notwithstanding the above, for purposes of this definition, the Plan Administrator may elect to restrict the amount of a Participant’s Covered Compensation in accordance with section 401(a)(17) at the end of a Plan Year, rather than throughout the Plan Year.
(l)    “Deferred Contributions” means amounts contributed to the Plan by the Participating Companies on behalf of Participants pursuant to Section 4 and, with respect to Former Agilent Participants, their “deferred contributions” as of the Operational Separation Date or Transfer Date, as applicable, under the Agilent 401(k) Plan.
(m)    “Distribution Date” means November 1, 2014, the date the Company is no longer a member of the Agilent controlled group of corporations (within the meaning of section 1563(a) of the Code).
(n)    “Eligible Employee” means any Employee on the United States Payroll of a Participating Company, other than: (i) an Employee whose employment is covered by a collective bargaining agreement (unless such agreement expressly provides for participation in the Plan); (ii) an Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless such Employee has been designated as an Eligible Employee by the Company); (iii) an Employee who is a United States citizen working outside the United States, unless he or she is on a United States Payroll; (iv) an Employee who is a resident of Puerto Rico; (v) an Employee who is deemed to be an employee of a member of the Affiliated Group pursuant to section 414(n) of the Code but who is not in fact a common-law employee of such member of the Affiliated Group; (vi) an Employee who is on the Company’s flexible work force, including, but not limited to, leased employees, temporary employees, freelancers and short term employees; (vii) any individual who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan; (viii) any individual that a member of the Affiliated Group has not treated as an Employee during any period and, for that reason, has not withheld employment taxes with respect to that individual, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period; and (x) any Employee or group of Employees designated in writing by the Company as ineligible to participate in the Plan. An Eligible Employee shall be deemed to remain an Eligible Employee throughout any period of military service, if such Employee returns to active employment with a member of the Affiliated Group while his or her reemployment rights are protected by law. An individual’s status as an Eligible Employee shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons.
(o)    “Employee” means any individual employed by any member of the Affiliated Group.
(p)    “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
(q)    “Former Agilent Participant” means (i) any Keysight Group Employee who is entitled to a benefit under the Agilent 401(k) Plan immediately prior to the Operational Separation Date or (ii) any Subsequently Transferred Keysight Employee who is entitled to a benefit under the Agilent 401(k) Plan immediately prior to his or her Transfer Date. Any Former Agilent Participant who transfers employment to Agilent prior to November 1, 2014 shall be considered a Former Agilent Participant up until such transfer date, and not thereafter.
(r)    “Funds” means to the extent applicable, the funds described in Section 8(a).
(s)    “Investment Manager” means a person who is appointed by the Plan Administrator to direct the investment and reinvestment of all or any part of the Trust Fund pursuant to Section 14

(b), whether or not such person is an “investment manager” as such term is defined in section 3(38) of ERISA.
(t)    “Keysight Group Employee” means an individual who, as of the Operational Separation Date is, (i) employed by, or on an approved leave of absence from, the Company or any of its Affiliates (other than Agilent) or (ii) as of the Operational Separation Date is, (A) a former employee of Agilent whose most recent employment with Agilent was in the business of the Company or (B) an individual identified as a former Company employee on the list prepared by Agilent and supplied to the Company.
(u)    “Loan Account” means the account established for a Participant under Section 12(d) from which all loan amounts are disbursed to the Participant and to which are credited all payments in satisfaction of the Participant’s loan obligations to the Plan.
(v)    “Operational Separation Date” means August 1, 2014.
(w)    “Participant” means any individual who is accruing benefits under the Plan or who is receiving or entitled to receive benefits under the Plan. “Participant” shall also include an alternate payee for whom a separate account is established, but shall not include a Beneficiary.
(x)    “Participating Company” means the Company and each member of the Affiliated Group which has been designated as a Participating Company by the Company and which has accepted such designation by action of its board of directors.
(y)    “Payday” means the sixth (6th) and twenty-first (21st) day of each month or the Company’s last business day immediately preceding such dates.
(z)    “Payroll” means the system used by an entity to pay those individuals it regards as its common law employees for their services and to withhold employment taxes from the compensation it pays to such common law employees. “Payroll” does not include any system an entity uses to pay individuals whom it does not regard as its common law employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.
(aa)    “Plan” means the Keysight Technologies, Inc. 401(k) Plan, as set forth herein and as it may be amended from time to time.
(bb)    “Plan Administrator” means the Benefits Committee unless otherwise delegated in accordance with Section 14(e).
(cc)    “Plan Benefit” means the benefit payable to a Participant or Beneficiary, determined under Section 10.
(dd)    “Plan Year” means the calendar year; provided, however that the initial Plan Year shall commence on August 1, 2014 and end on December 31, 2014.
(ee)    “Regular Company Contributions” means amounts contributed to the Plan by the Participating Companies on behalf of Participants pursuant to Section 5 and, with respect to Former Agilent Participants, their “regular company contributions” as of the Operational Separation Date or Transfer Date under the Agilent 401(k) Plan.
(ff)    “Required Beginning Date” means, with respect to a Participant, the latest date by which Plan benefits may commence to the Participant. With regard to a Participant who is not a five-percent (5%) owner, such date shall be the April 1 that next follows the later of (A) the calendar year in which the Participant attains age seventy and one-half (70½), or (B) the calendar year in which the Participant’s employment by the Affiliated Group terminates. With regard to a Participant who is a five-percent (5%) owner, such date shall be the April 1 that next follows the calendar year in which the Participant attains age seventy and one-half (70½).
For purposes of this Subsection, a Participant shall be considered a five-percent (5%) owner if the Participant is a five-percent (5%) owner determined in accordance with section 416 of the

Code but without regard to whether the Plan is top-heavy and taking into account any modifications under section 401(a)(9) of the Code.
(gg)    “Rollover Accounts” means, to the extent applicable to a Participant, one or more Rollover Accounts established pursuant to Section 13(l) or 13(m), to which the Participant’s rollover or transfer contributions are credited and, with respect to Former Agilent Participants, their “rollover accounts” as of the Operational Separation Date or Transfer Date, as applicable under the Agilent 401(k) Plan.
(hh)    “Subsequently Transferred Keysight Employee” means any individual who is actively employed by, or on a leave of absence from, Agilent who moves to the employ of the Company from Agilent after the Operational Separation Date and prior to the Distribution Date.
(ii)    “Subsidiary” means any corporation with respect to which the Company, one or more Subsidiaries, or the Company together with one or more Subsidiaries own not less than eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote or not less than eighty percent (80%) of the total value of all shares of all classes of stock. For purposes of Section 6, the phrase “more than fifty percent (50%)” shall be substituted for the phrase “not less than eighty percent (80%)” wherever the latter phrase occurs in the preceding sentence.
(jj)    “Transfer Date” means the date on which a Subsequently Transferred Keysight Employee moves to the employ of the Company from Agilent.
(kk)    “Trust Agreement” means that certain trust agreement initially made by and between the Company and the Trustee as it may be amended from time to time, providing for the receipt and investment of contributions under the Plan, and any successor or additional trust agreement between the Plan Administrator and a Trustee or Trustees. To the extent not inconsistent, the terms of the Trust Agreement are incorporated herein by reference.

(ll)    “Trustee” means the trustee initially appointed by the Company, and any successor or additional trustee or trustees appointed by the Plan Administrator pursuant to the Trust Agreement.
(mm)    “Trust Fund” means the trust fund established pursuant to the Trust Agreement.
(nn)    “Trust” means the trust established by the Trust Agreement.
(oo)    “Valuation Date” means each business day the New York Stock Exchange is open.

SECTION 3.	ELIGIBILITY AND PARTICIPATION.
(a)    Eligibility and Commencement of Participation. Any individual who was a Former Agilent Participant or who is an Eligible Employee on the Operational Separation Date or Transfer Date, as applicable, shall commence participation as of the Operational Separation Date or Transfer Date, as applicable, in accordance with the terms of the Plan. Each other Employee may commence participation in the Plan as soon as administratively practicable on or following the date he or she becomes an Eligible Employee.
(b)    Suspension of Participation. A Participant’s participation in the Plan shall be suspended for any period during which he or she:
(i)    Is on a formal leave of absence without pay authorized by the Company; or
(ii)    Ceases to qualify as an Eligible Employee but remains an Employee.
Notwithstanding any other provision of the Plan to the contrary except Section 13(o), a Participant shall not make any Deferred Contributions nor receive any allocation of Regular Company Contributions with respect to any period of suspension. However, during any such period, the Participant’s Accounts shall continue to share in the income, gains, losses and expenses of the Trust Fund, and such Participant may continue to make investment directions pursuant to Section 8 hereof.
(c)    Termination of Participation. An individual shall cease to be a Participant as of the date he or she ceases to be an Employee, unless the individual is entitled to benefits hereunder, in which event he or she shall cease to be a Participant on the earlier of the date of his or her death or the date no further amount is payable to the individual hereunder.

SECTION 4.	DEFERRED CONTRIBUTIONS.
(a)    Rate of Contributions. Subject to the limitations of Appendix B and in accordance with the administrative procedures established by the Plan Administrator each Participant whose participation is not suspended may elect to make Deferred Contributions to the Plan at a rate equal to any whole percentage of the Participant’s Covered Compensation during such Plan Year not to exceed fifty percent (50%). All Deferred Contributions shall be deemed to be employer contributions to the Plan and a Participant’s election to commence making Deferred Contributions shall constitute an election (for Federal tax purposes and, wherever permitted, for state and local tax purposes) to have his or her taxable compensation reduced by the amount of all Deferred Contributions.
A Participant may cause an election to make Deferred Contributions to be made by one of the three following methods:
(i)    The deferral election in effect immediately prior to the Operational Separation or Transfer Date, as applicable, of a Former Agilent Participant who is an Employee on the Operational Separation Date or Transfer Date, as applicable, shall remain in effect for purposes of this Plan as of the Operational Separation Date or Transfer Date, as applicable.
(ii)    Upon initially becoming an Eligible Employee, a Participant (including a Former Agilent Participant who is not an Employee on the Operational Separation Date or Transfer Date, as applicable) shall be deemed to elect to make pre-tax Deferred Contributions at the rate of three percent (3%) of the Participant’s subsequently earned Covered Compensation (and have those Deferred Contributions invested in a Fund designated by the Plan Administrator, until an alternative investment election is received) effective on the first day on which such Participant commences participation in the Plan, by failing to make an election in the manner prescribed by the Plan Administrator; or

(iii)    A Participant may elect in the manner prescribed by the Plan Administrator, to make no Deferred Contributions; or to make Deferred Contributions at a different rate (subject to the limitations set forth above); or to elect a different Fund(s).
If a former Participant is reemployed by a Participating Company as an Eligible Employee or if an Employee is in a suspension status described in Section 3(b) on the date he or she would otherwise recommence participation in the Plan, he or she shall first elect making Deferred Contributions as soon as administratively practicable on or after the day he or she is rehired or is no longer in suspension status, as applicable, in accordance with the above Sections 4(a)(ii) and (iii).
(b)    Revocation and Change in Election. Each Participant may elect to revoke or change the elections described in Section 4(a) by giving notice to the Plan Administrator in the manner prescribed by the Plan Administrator. Such election shall take effect as of the first day of a payroll period as soon as administratively practicable following the date the notice is received.
Notwithstanding any other provision of the Plan to the contrary, a Participant may elect to withdraw contributions made pursuant to Section 4(a)(i) above, and the earnings attributable thereto, if the election is made no later than ninety (90) days after the date the first such contribution is made to the Plan. A Participant who elects a withdrawal under this Section 4(b) shall receive a distribution of all contributions made pursuant to Section 4(a)(i), and earnings attributable thereto, credited to his or her Accounts through the pay period beginning before the effective date of this election. These withdrawals shall be made in accordance with Section 414(w) of the Code and any Treasury Regulations issued thereunder. Any Regular Company Contributions made by the Participating Companies with respect to any Deferred Contributions withdrawn by a Participant under this provision will be immediately forfeited, and used to reduce future Regular Company Contributions to be made as soon as administratively feasible.
(c)    Suspension of Contributions.
(i)    Subsequent to the election described in Section 4(a), a Participant may suspend all Deferred Contributions at any time by giving notice to the Plan Administrator in the manner prescribed by the Plan Administrator. Such suspension shall take effect as of the end of a payroll period as soon as administratively practicable following the date the notice is received.
(ii)    A Participant who has voluntarily suspended Deferred Contributions may resume Deferred Contributions by giving notice to the Company in the manner prescribed by the Plan Administrator. Such contributions shall take effect as soon as administratively practicable following the date the notice is received.
(iii)    A Participant’s Deferred Contributions shall automatically terminate upon the termination of the Participant’s employment by the Affiliated Group.
(d)    Time and Form of Contribution. Deferred Contributions shall be withheld from the Participant’s Covered Compensation through regular payroll deductions. All Deferred Contributions shall be made in cash and paid to the Trustee and invested pursuant to Section 8 as soon as reasonably practicable following the end of the payroll period in which they are withheld. In most cases, the date Deferred Contributions are funded shall be the Payday (or as soon as administratively practicable) with respect to the payroll period for which the Contribution is made.
(e)    Compliance With Other Contribution Limitations. Notwithstanding the foregoing provisions of this Section 4, the Plan shall be administered in accordance with Section 6 and Appendix B. In order to maintain the qualified status of the Plan under section 401(a) of the Code, or to preserve the status of Deferred Contributions as employer contributions under section 401(k) of the Code, at any time in a Plan Year the Plan Administrator may reduce the maximum whole percentage at which Deferred Contributions will be made to the Plan by a Participant during the remainder of the Plan Year, or the Plan Administrator may require that such a Participant discontinue all Deferred Contributions for the remainder of the Plan Year. Such a reduction or discontinuance of Deferred Contributions may be applied selectively to individual Participants or to particular classes of Participants, as the Plan Administrator may determine. Upon the close of each Plan Year, or on such earlier date as the Plan Administrator may determine, any reduction or discontinuance made pursuant to this Section 4(e) shall cease to apply to the Participant until the Plan Administrator again determines that a reduction or discontinuance of Deferred Contributions is necessary or desirable for the Participant.
In addition to requiring a prospective reduction or discontinuance of Deferred Contributions, the Plan Administrator may distribute to any Participant his or her Deferred Contributions, if any, that are determined to be “Excess Contributions” or “Excess Deferrals” (as defined in Section 1 of Appendix B) and any income or losses attributable thereto in the manner set forth in Section 2 of Appendix B.

SECTION 5.	REGULAR COMPANY CONTRIBUTIONS.
(a)    Amount. The Participating Companies shall make Regular Company Contributions to the Plan for each payroll period in an amount equal to the sum of (i) one hundred percent (100%) of the Deferred Contributions of each Participant made to the Plan up to the first three percent (3%) of Covered Compensation deferred during such payroll period, plus (ii) fifty percent (50%) of the Deferred Contributions of each Participant made to the Plan for the next two percent (2%) of Covered Compensation deferred during such payroll period.
(b)    Allocation. The Regular Company Contributions for each payroll period shall be allocated among the Regular Company Contribution Accounts of all Participants who made Deferred Contributions for such payroll period in a manner that is consistent with the matching rates established in Section 5(a).
(c)    Time and Form of Contribution. All Regular Company Contributions shall be made in cash and paid to the Trustee and invested pursuant to Section 8 as soon as reasonably practicable following each Payday.

(d)    Compliance with Other Contribution Limitations. Notwithstanding the foregoing provisions of this Section 5, the Plan shall be administered in accordance with Section 6 and Appendix B. The Plan Administrator may distribute to any Participant the Regular Company Contributions, if any, made on his or her behalf that are determined to be “Excess Aggregate Contributions” (as defined in Section 1 of Appendix B) and any income or losses attributable thereto in the manner set forth in Section 3 of Appendix B.

SECTION 6.	LIMITATION ON CONTRIBUTIONS.
(a)    Maximum. The Annual Additions (as defined in section 415(c)(2) of the Code) with respect to a Participant for any Limitation Year shall not exceed the maximum permissible amount specified in section 415(c)(1) of the Code. The Limitation Year shall mean the Plan Year.
(b)    Aggregation. If a Participant in this Plan is also a Participant in another defined contribution plan maintained by the Company, the aggregate Annual Additions of the Participant under this Plan and such other plan(s) shall not exceed the maximum specified in section 415(c)(1) of the Code. The Plan Administrator shall prescribe such rules as may be necessary or appropriate with respect to applying this limit to the respective plans involved so as to insure that the aggregate limit on Annual Additions is not exceeded.
(c)    Incorporation of Section 415. In order to insure compliance with section 415 of the Code, the Plan hereby incorporates said section by reference as though it were set out as part of this Plan. In applying section 415 of the Code to this Plan, the Plan shall include each grandfather or transition rule provided by such section or any law amending such section, in order to allow the largest benefit otherwise payable hereunder, or under other plans maintained by the Company, to be paid.

(d)    Account Reduction. If, as a result of a reasonable error in estimating a Participant’s compensation, the allocation of forfeitures or other limited facts and circumstances which the Commissioner of Internal Revenue finds to be applicable, the Annual Additions of a Participant exceed the maximum permissible amount as of the date of any allocation made with respect to the Limitation Year, such excess shall be reduced as follows:
(i)    First by returning to such Participant, to the extent necessary, his or her Deferred Contributions with investment gains attributable to such contributions.
(ii)    Second, to the extent that such excess cannot be returned to such Participant, such amounts shall be used to reduce Regular Company Contributions for the next Limitation Year for that Participant (and succeeding Limitation Years, as necessary) if that Participant is covered by the Plan as of the end of the Limitation Year. If that Participant is not covered by the Plan as of the end of the Limitation Year, such excess shall be allocated to a suspense account for the Limitation Year and reallocated among the Accounts of active Participants as of the last day of the next Limitation Year (and succeeding Limitation Years) until the excess is exhausted, provided that the Annual Addition limit with respect to any Participant may not be exceeded in any Limitation Year. In the event of termination of the Plan, the suspense account for the Limitation Year shall revert to the Company to the extent it may not then be allocated to any Participant’s Account.
(iii)    Notwithstanding any other provision contained in the Plan to the contrary, the Company shall not make any contribution to the Plan in a year following the year in which a suspense account as described in subparagraph (e)(ii) above is in existence until such suspense account has been allocated and reallocated as provided for herein.

SECTION 7.	ACCOUNTS AND VALUATION.
(a)    Accounts. Accounts shall be maintained for each Participant as follows:
(i)    Accounts in the name of each type of contribution and corresponding investment shall be maintained for each Participant as appropriate (e.g., Regular Company Contribution Intermediate Bond Account, Deferred Contribution Social Equity Account and Rollover Contribution U.S. Small Cap Core Index Account).

(ii)    A “Loan Account” consisting of an amount equal to the outstanding principal and accrued interest under the Participant’s promissory note(s) held in the Loan Fund.
The establishment of any Account shall not limit the Plan Administrator’s right to select, modify or terminate any investment choice under the Plan.
(b)    Valuation of Accounts. A Participant’s interest in each Account (other than a Loan Account) shall be represented by units of participation. Each Account (other than a Loan Account) shall be adjusted as of each Valuation Date by the Trustee to reflect any change in the unit value of the Account since the immediately preceding Valuation Date. The unit value of the Account shall be based on the fair market value of the Account, appropriately adjusted by the Trustee for any realized or unrealized investment income, gains, losses and expenses. A Participant’s number of units shall be adjusted to reflect any distributions, withdrawals or loans pursuant to Section 10, 11 or 12, or the establishment of an account for an alternate payee pursuant to Section 13(b), from the Participant’s Accounts. The valuation of units of participation will be based on values as of the close of business on each Valuation Date, and all transactions under the Plan will be based on this valuation.

SECTION 8.	INVESTMENT OF ACCOUNTS.
(a)    Investment Funds. The Trust Fund shall be composed of, and invested and reinvested in, various Funds the Plan Administrator may choose from time to time in addition to the Loan Fund. The Loan Fund shall be invested solely in promissory notes which are the obligations of Participants pursuant to Section 12. Cash transferred from other Funds pursuant to Section 12(d) shall be applied to fund loans to Participants, and cash derived from principal and interest payments shall be transferred to other Funds pursuant to Section 12(e).

(b)    Investment Directions. A Participant may direct the investment of the Participant’s combined Deferred Contributions, Roth Deferred Contributions, Regular Company Contributions and contributions pursuant to Sections 13(l) and 13(m) among the Funds described in Section 8(a) (other than the Loan Fund) in the manner prescribed by the Plan Administrator at the time of enrollment or reenrollment. The Participant may change the Participant’s investment directions for his or her combined Deferred Contributions, Roth Deferred Contributions, Regular Company Contributions and contributions pursuant to Sections 13(l) and 13(m) on a daily basis by instructing the Trustee in the manner prescribed by the Plan Administrator. Following enrollment or reenrollment in the manner prescribed by the Plan Administrator, a Participant shall specify the percentage of the Participant’s combined Deferred Contributions, Regular Company Contributions and contributions pursuant to Sections 13(l) and 13(m) to be invested in such Funds. Investment elections shall be in such minimum percentage amounts with respect to each Fund as permitted by the Plan Administrator or the Trustee.
(c)    Reinvestment Directions. On a daily basis, by instructing the Trustee in the manner prescribed by the Plan Administrator, a Participant may direct the reinvestment of the Participant’s combined Rollover Account, Deferred Contribution Account, Roth Deferred Contribution Account, and Regular Company Contribution Account among the Funds described in Section 8(a) (other than the Loan Fund). A Participant shall specify the reinvestment amounts of the Participant’s combined Rollover Account, Deferred Contribution Account and Regular Company Contribution Account to be invested in such Funds.
(d)    No Investment Directions. In the event that a Participant fails to direct any portion of his or her Account(s), such portion shall be invested in a Fund designated by the Plan Administrator.

SECTION 9.	VESTING.
A Participant’s interest in his or her Accounts shall be one hundred percent (100%) vested and nonforfeitable at all times.

SECTION 10.	DISTRIBUTION OF PLAN BENEFITS.
(a)    Amount and Form of Distribution. A Participant’s Plan Benefit with respect to his or her Deferred Contribution Account, Regular Company Contribution Account and Rollover Account, if any, shall consist of the cash credited to such Accounts valued on the Valuation Date on or following the date the Trustee receives a claim pursuant to Section 16 or, in the event of no claim, on the Valuation Date as of which the Trustee processes the distribution of the Participant’s Plan Benefit. In the event that the Participant is deceased, distribution shall be made to his or her Beneficiary.
A Plan Benefit shall be paid in a lump sum distribution consisting of cash.
(b)    Time of Distribution.
(i)    The following rules shall govern the time of distribution of the Participant’s lump sum distribution:
(A)    If the amount of the Participant’s Plan Benefit does not exceed $1,000 (determined as of the date of distribution), the Participant’s lump sum distribution shall be distributed as soon as reasonably practicable after the Participant ceases to be an Employee;
(B)    If the amount of the Participant’s Plan Benefit exceeds $1,000 (determined as of the date of distribution), the Participant’s Plan Benefit shall not be distributed until he or she ceases to be an Employee and has elected to receive the Plan Benefit pursuant to Section 16 or, in the event of no claim, in a lump sum distribution as soon as administratively practicable after the date the Participant attains age 65 (the “Normal Retirement Age”).

(C)    If the Participant is deceased, the Participant’s Plan Benefit shall be paid to his or her Beneficiary no later than 12 months after the date of the Participant’s death.
(D)    A Participant who has been on active duty for more than 30 days will be treated as having been severed from employment during any period he or she is performing uniformed service described in Section 3401(h)(2)(A) of the Code. If a Participant relies on this treatment under the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) in order to receive a distribution of his or her Plan Benefit, (“HEART Act Distribution”), the Participant may not make Deferred Contributions during the 6-month period beginning on the date of such distribution.
(ii)    In no event shall Plan Benefits be payable from this Plan as a result of the Company ceasing to be a member of the Agilent controlled group of corporations (within the meaning of section 1563(a) of the Code) as of the Distribution Date.
(c)    Latest Commencement Permitted. Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s Plan Benefit shall be made not later than his or her Required Beginning Date and all distributions will be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

SECTION 11.	WITHDRAWALS.
(a)    Age Fifty-Nine and One-Half. Upon giving notice in the manner prescribed by the Plan Administrator and satisfying the requirements of this Section 11(a), a Participant who is an Employee may, with such frequency as may be established by the Plan Administrator, withdraw from his or her Regular Company Contribution Account, Deferred Contribution Account and Rollover Account, if any (but not his or her Loan Account), an amount in cash which is not more than the value of the Participant’s Accounts (other than his or her Loan Account) as of the date the withdrawal was made, only if the Participant will have attained age fifty-nine and one-half (59½) at the time the withdrawal is to be made. All withdrawals pursuant to this Section 11(a) shall be in a minimum amount of one thousand dollars ($1,000.00) or, if less, the entire value (adjusted as provided in Section 7(b)) of the Participant’s Regular Company Contribution Account, Deferred Contribution Account and Rollover Account as of the date the withdrawal is made. The Participant’s Accounts which funded the withdrawal shall be adjusted to reflect the value of such Accounts as of the date the Trustee liquidates such Accounts to fund the withdrawal.
(b)    Hardship Withdrawals. Notwithstanding Section 11(a), a Participant who is an Employee may in the event of a financial hardship, request a hardship withdrawal in the manner prescribed by the Plan Administrator. Such withdrawal shall be an amount in cash of not less than one thousand dollars ($1,000) or one hundred percent (100%) of the limit in the immediately succeeding sentence if less than one thousand dollars ($1,000). Hardship withdrawals shall be limited to the value (adjusted as provided in Section 7(b)) of the Participant’s Deferred Contribution Account and Rollover Account as of the date the withdrawal was made, but shall not include Regular Company Contributions or earnings on the Deferred Contribution Account and Regular Company Contribution Account, or, with respect to former participants in the Hewlett-Packard Company Tax

Saving Capital Accumulation Plan whose accounts were transferred to the Agilent 401(k) Plan from the Hewlett-Packard Company Tax Saving Capital Accumulation Plan as of June 2, 2000, “regular company contributions” or earnings on the “deferred contribution account” and “regular company contribution account” with respect to the period from January 1, 1989 through June 2, 2000 under the Hewlett-Packard Company Tax Saving Capital Accumulation Plan. The Participant’s Accounts which funded the withdrawal shall be adjusted to reflect the value of such Accounts as of the date the Trustee liquidates such Accounts to fund the withdrawal.
A distribution shall be on account of a financial hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. The Plan Administrator shall make its determination regarding the propriety of specific hardship withdrawals based on the Participant’s representations made in the manner prescribed by the Plan Administrator.
(i)    The following shall constitute an immediate and heavy financial need:
(A)    Medical expenses described in Code section 213(d) incurred by, or necessary to obtain medical care for, the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(B)    Purchase or construction (excluding mortgage payments) of a principal residence of the Participant;
(C)    Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code section 152, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));
(D)    The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(E)    Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B));
(F)    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);
(G)    Expenses or payments under subsections (A), (C) and (E), above (or (H), below, if applicable), incurred by or relating to the Participant’s designated Beneficiary; or
(H)    A financial need that has been identified as a deemed immediate and heavy financial need in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.
(ii)    A distribution on account of an immediate and heavy financial need shall be deemed necessary to satisfy such need only if:
(A)    The amount withdrawn does not exceed the amount of the immediate and heavy financial need, increased by the amount of any anticipated federal and state income taxes and penalties resulting from the hardship distribution. Any amounts necessary to pay such taxes or penalties shall not exceed a uniform amount determined by the Plan Administrator in its sole discretion;
(B)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Affiliated Group;
(C)    The Participant’s contributions to the Plan, and to the Company’s Employee Stock Purchase Plan, will be suspended for at least 6 months after receipt of the hardship distribution (including a hardship distribution received under the Agilent 401(k) Plan by a Former Agilent Participant whose accounts were transferred to this Plan from the Agilent 401(k) Plan as of the Operational Separation Date or Transfer Date, as applicable); and

(c)    Rollover Account Withdrawals. Notwithstanding Section 11(a), a Participant who has one or more Rollover Accounts may at any time withdraw from such Accounts any amount which does not exceed the balance in such Accounts as of any Valuation Date. A Participant who wishes to make a withdrawal under this Subsection (c) shall file an election with the Plan Administrator in the prescribed manner.

SECTION 12.	LOANS.
(a)    Eligibility for Loans. A Participant may, in the manner prescribed by the Plan Administrator, elect to borrow from any of his or her eligible Accounts; provided, however, that a Participant shall not be eligible to elect to borrow any amount under the Plan if he or she has an outstanding loan obligation under the Plan that is in default or if he or she is (i) suspended pursuant to Section 3(b); (ii) eligible for and receiving benefits under the Keysight Technologies, Inc. Disability Plan; or (iii) not employed by a Participating Company on a regular basis.
(b)    Amount of Loans. No loan shall be granted under the Plan to the extent that it would cause the aggregate balance of all loans which a Participant has outstanding under the Plan and under any other qualified plan maintained by a member of the Affiliated Group to exceed an amount equal to the lesser of: (i) fifty thousand dollars ($50,000), less the amount by which the highest aggregate balance has been reduced by repayments during the 12-month period ending on the day before the day on which the new loan is to be made, or (ii) fifty percent (50%) of the vested value of all of the Participant’s Accounts under the Plan and accounts under any other qualified plan maintained by a member of the Affiliated Group.
(c)    Terms of Loans. All loans granted under the Plan shall be on such terms and conditions as the Plan Administrator may determine, provided that all loans shall:
(i)    Be made pursuant to a promissory note secured by fifty percent (50%) of all of the Participant’s Accounts;

(ii)    Be amortized over twelve (12), twenty-four (24), thirty-six (36) or forty-eight (48) months, as the Participant shall elect;
(iii)    Bear interest at a rate equal to the prime interest rate as published by Reuters, plus one-half of one percent (½%), as of the last day of the month preceding the month in which the loan is requested unless the Plan Administrator determines that a different rate should apply;
(iv)    Provide for repayment in full on or before the date when distribution of the Participant’s Plan Benefit is to commence; and
(v)    Be in an amount in cash of not less than one thousand dollars ($1,000).
(d)    Source of Loans. The assets in a Participant’s Accounts shall be liquidated as necessary to fund the Participant’s loan in a pro rata manner.
To the extent all of a Participant’s Accounts invested in a particular Fund are not required to be liquidated to fund the Participant’s loan, the Participant’s Accounts invested in that Fund shall be liquidated in the following order: the Participant’s Rollover Account; the Participant’s Regular Company Contribution Account; and the Participant’s Deferred Contribution Account.
The Participant’s Accounts which funded the loan shall be adjusted to reflect the value of such Accounts as of the date the Trustee liquidates such Accounts to fund the loan. The proceeds of the liquidation of the Participant’s Accounts shall be deposited to the Participant’s Loan Account and immediately thereafter disbursed to the Participant.
(e)    Withholding and Application of Loan Payments. Regular principal and interest payments shall be made through irrevocable periodic United States Payroll deductions from the Participant’s compensation from members of the Affiliated Group (or, with the approval of the Plan Administrator, by check during a period of suspension described in Section 3(b)). Principal and interest payments shall be made to the Trustee as soon as administratively practicable following the end of the payroll period commencing approximately two weeks, but as soon as administratively practicable, after the date a Participant receives his or her loan proceeds. The Plan Administrator may require a Participant to prepay principal and interest payments or may require the Participant to deposit additional security acceptable to the Plan Administrator with the Plan in accordance with uniform and nondiscriminatory rules adopted by the Plan Administrator and incorporated herein by reference. Principal and interest payments first shall be credited to the Participant’s Loan Account (and any loss caused by nonpayment of such loan shall be borne solely by such Account) and then shall be transferred to the Participant’s Accounts (in the reverse order in which such Accounts provided funding for the loan) to be invested according to the Participant’s latest investment election under Section 8(b). A loan may be prepaid in full effective as of the date the payment is received by the Trustee (except for Paydays, in which case the effective date of the repayment may be the date immediately following the Payday). Such a prepayment shall be in the form of a cashiers check, money order, or via wire transfer. No partial prepayments shall be permitted. A loan shall be deemed repaid upon distribution of the Participant’s Plan Benefit pursuant to Section 10 unless, prior to distribution, the loan is repaid by the Participant during a grace period established by the Plan Administrator.
(f)    Security and Default. Prior to repayment, a promissory note shall be considered in default in the event the borrower dies, terminates his or her participation in the Plan, a payment is, or a series of payments are, not made when due, the borrower files for relief under the United States Bankruptcy Code, the loan becomes a deemed distribution under section 72(p) of the Code or the Plan is terminated. In the event a default occurs and is not cured within any grace period established by the Plan Administrator, the full amount due under the note shall become immediately due and payable. In such event, the Plan Administrator, in its sole discretion, shall take such actions as it deems necessary or appropriate to cause the Plan to realize on its security for the loan. These actions may include (without limitation) repaying the loan out of any Plan Benefit then distributable or repaying the loan out of the proceeds of an involuntary withdrawal from the Participant’s Accounts, whether or not the withdrawal would be permitted under Section 11 on a voluntary basis; provided that an involuntary withdrawal from the Participant’s Accounts shall be made only in circumstances under which a withdrawal would not cause the Plan to violate the requirements of sections 401(a) and 401(k) of the Code.
(g)    Maximum Number of Loans. A Participant shall have no more than two loans outstanding under the Plan at any time.
(h)    Transferred and Rolled Loans. To the extent the Plan includes loans transferred from the Agilent 401(k) Plan as of the Operational Separation Date or Transfer Date as applicable, or initiated under a plan of an entity acquired by the Company, which was merged, in whole or in part, with the Plan or from which assets, including such loans, were otherwise transferred or rolled over into the Plan, such loans shall continue in effect subject to the terms and conditions in effect as of the date of the transfer or rollover or as may be otherwise modified to conform with administrative and payroll procedures of the Company.

SECTION 13.	GENERAL PROVISIONS.
(a)    No Assignment of Rights. The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void, except that the following shall not constitute a violation of this Section 13(a):
(i)    A payment pursuant to a domestic relations order, if such order (A) is determined to be a “qualified domestic relations order” (“QDRO”) (as defined in section 414(p) of the Code) by the Plan Administrator under this Plan or (B) was determined to be a QDRO by Agilent under the Agilent 401(k) Plan with respect to a Former Agilent Participant.
(ii)    A reduction in a Participant’s Plan Benefit by an amount the Participant is ordered or required to pay the Plan, and where such order or requirement:
(A)    Arises under a judgment of conviction for a crime involving the Plan or a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA or under a settlement with the Department of Labor asserting a violation of part 4 of subtitle B of title I of ERISA;
(B)    The judgment, order, decree or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Plan benefit; and
(C)    In the case in which the survivor annuity requirements of section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made: (1) either the Participant shall be required to obtain his or her spouse’s consent to such offset or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of section 417(a) of the Code; (2) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation (or alleged violation) of part 4 of such subtitle; or (3) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to section 401(a)(11)(A)(i) of the Code and under a qualified pre-retirement survivor annuity provided pursuant to section 401(a)(11)(A)(ii) of the Code, determined in accordance with section 401(a)(13)(D) of the Code.
(b)    Qualified Domestic Relations Orders. For all purposes under the Plan except Section 6, the value of a Participant’s Accounts shall not include the amount payable to an “alternate payee” (as defined in section 414(p) of the Code) pursuant to a qualified domestic relations order. A separate account shall be established for an alternate payee consistent with an approved qualified domestic relations order at such time as the Plan Administrator instructs the Trustee to establish such an account, after which the alternate payee shall have reinvestment direction rights provided in Section 8(c).
If requested, the Plan Administrator shall make payment to an alternate payee pursuant to a qualified domestic relations order even if the Participant has not attained the “earliest retirement age” (within the meaning of section 414(p) of the Code). Any payment to an alternate payee shall be valued pursuant to Section 10(a).
(c)    Plan Mergers. Except as may be permitted under regulations issued by the Secretary of the Treasury pursuant to sections 401(a)(12), 411(d)(6) and 414(l) of the Code, the Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a benefit under the Plan immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
(d)    Plan Transfers. Notwithstanding any other provision hereof, the Plan Administrator may, in its discretion, authorize the Trustee to accept a transfer to this Plan of all or any part of the assets of any other plan which satisfies the applicable requirements of Section 401(a) of the Code and is maintained for the benefit of persons who are or are about to become Participants in this Plan.
(e)    No Right in Trust Fund or to Employment. No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor, upon dismissal, to confer any right or interest in the Trust Fund other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time and for any reason.
(f)    Competency To Handle Benefits. If, in the opinion of the Plan Administrator, any person is unable to properly handle any property distributable to such person under the Plan, the Plan Administrator may make any reasonable arrangement for the distribution of Plan benefits on such person’s behalf that it determines will be beneficial to such person, including (without limitation) distribution to the person’s guardian, conservator, spouse, dependent or parent.
(g)    False or Erroneous Statements. If any person makes any statement which is false or erroneous, fails to state or furnish any material fact or information or fails to correct any such information which has been previously furnished to the Trustee, the Plan Administrator, the Company or any other Participating Company, the benefits payable with respect to such person shall be adjusted, if necessary, upon the discovery of the accurate information. The amount of any payments theretofore made in reliance on incorrect information shall be recalculated, if necessary, and reasonable steps shall be taken to recover any overpayment, as the Plan Administrator may determine.
(h)    Effect of Re-Employment on Payment of Plan Benefit. If a Participant is reemployed by any member of the Affiliated Group before his or her Plan Benefit has been distributed, distribution of his or her Plan Benefit shall not be made prior to the termination of his or her employment following re-employment.

(i)    Governing Law. This Plan shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.
(j)    Beneficiary. Each Participant shall, in the manner prescribed by the Plan Administrator, designate a person or persons to be such Participant’s “Beneficiary” to receive amounts payable under the Plan in the event of the death of the Participant. The Committee may, in its sole discretion, recognize an individual as a Beneficiary if, immediately prior to the Operational Separation Date or Transfer Date, as applicable, such individual was recognized as the Participant’s “Beneficiary,” as such term is defined in the Agilent 401(k) Plan. Any designation by a married Participant of a person other than his or her spouse as Beneficiary shall be effective only if his or her spouse consents in writing to such designation. Such consent shall acknowledge the effect of such designation and shall be witnessed by a representative of the Plan Administrator (if available) or a notary public. The spouse may revoke such consent only in the event that the Participant changes his or her Beneficiary designation. Subject to the foregoing, a Participant may change his or her Beneficiary from time to time in accordance with procedures established by the Plan Administrator. If the Participant has not designated a Beneficiary, or if the designated Beneficiary (or Beneficiaries) are not living at the time any payment is to be made hereunder, then (i) the spouse of the deceased Participant shall be his or her Beneficiary; or (ii) if the Participant has no spouse living at the time of such payment, his or her domestic partner, if any, shall be his or her Beneficiary; or (iii) if the Participant has neither a spouse nor domestic partner living at the time of such payment, his or her then living children shall be his or her Beneficiaries, in equal shares; or (iv) if the Participant has neither a spouse, domestic partner, nor children living at the time of such payment, his or her then living parents shall be his or her Beneficiaries, in equal shares; or (v) if none of the individuals described in (i) through (iv) are living at the time of such payment, his or her estate shall be his or her Beneficiary. A “domestic partner” shall mean an adult of the same or opposite gender of the Participant who is engaged in an ongoing and committed Spouse-like relationship with the Participant as established by the Participant’s confirming with the Keysight Service Center at Fidelity, in accordance with procedures established by the Company, that the Participant and such individual satisfy the Keysight Technologies, Inc. Domestic Partner eligibility requirements, which shall be determined by the Company and communicated to Keysight employees from time to time. An individual shall be considered a domestic partner as of the date the Participant confirms such status as set forth above. The Plan Administrator, in its sole discretion, may also recognize an individual as a domestic partner if, immediately prior to the Operational Separation Date or Transfer Date, as applicable, such individual was a domestic partner as defined in the Agilent 401(k) Plan.
(k)    Lost Participant or Beneficiary. If the Plan Administrator is unable to locate a Participant or Beneficiary who is entitled to receive any property which constitutes all or part of a Plan Benefit, then the Plan Administrator may (but need not) reallocate such property among other Participants. In the event that such Participant or Beneficiary thereafter makes a claim for such property, the Plan Administrator shall reinstate such property (without income, gains or other adjustment) by making a special contribution to the Plan as soon as reasonably practicable after such claim is made. However, if any property which constitutes all or part of a Plan Benefit would have been lost by reason of escheat, then such property shall not be subject to reinstatement by the Plan Administrator.
(l)    Rollover From Qualified Trust. With the consent of the Plan Administrator, and in the form and manner prescribed by the Plan Administrator, an Eligible Employee (or Participant, in the case of an eligible rollover distribution from the Keysight Technologies, Inc. Retirement Plan or Keysight Technologies, Inc. Deferred Profit Sharing Plan) may contribute all or any part of an

“eligible rollover distribution” within the meaning of section 402(c)(4) of the Code to the Plan, through a rollover in accordance with section 402(c) of the Code (other than amounts that otherwise would not be includible in gross income), including a direct transfer in accordance with section 401(a)(31) of the Code, and the regulations thereunder.
(m)    Rollover From IRA. With the consent of the Plan Administrator, and in the form and manner prescribed by the Plan Administrator, an Eligible Employee may, within sixty (60) days after the date of receipt of a distribution from an individual retirement account which meets the requirements of section 408 and related sections of the Code, contribute all or any part of such distribution to the Plan; provided, however, that such distribution is eligible to be rolled over and otherwise would be includible in gross income.
(n)    Return of Contributions. Each contribution to the Plan by the Participating Companies is expressly conditioned on its deductibility under Code section 404. In the event a deduction for such contributions is disallowed in whole or in part, the amount disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Participating Companies within one (1) year after the disallowance of the deduction. In addition, if a Participating Company makes any contribution because of a mistake of fact, then the amount contributed because of the mistake (reduced by any losses incurred with respect to such amount) may be returned to such Participating Company within one (1) year after the contribution was made.
(o)    Compliance With USERRA. Notwithstanding any other provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed within the time required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), contributions, benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code.
Effective January 1, 2007, if a Participant dies on or after January 1, 2007, while performing qualified military service (as defined in section 414(u)(5) of the Code), the Beneficiaries of that Participant are entitled, to the extent required by Section 401(a)(37) of the Code or any Treasury Regulations or other guidance promulgated thereunder, to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment on the day immediately before the Participant’s death and then terminated employment on account of death.

SECTION 14.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION.
(a)    Named Fiduciary for Plan Administration. The Benefits Committee is the named fiduciary which has the discretionary authority to control and manage the operation and administration of the Plan, and is the “administrator” of the Plan as such terms are used in ERISA. The Company is the “plan sponsor” as such term is defined in ERISA. The Benefits Committee shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as it may deem appropriate in its sole discretion. In administering the Plan, the Benefits Committee shall act in a nondiscriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.
(b)    Named Fiduciary for Management of Plan Assets. The Company is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of having the duty to initially appoint one (1) or more trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each such trustee with respect to the assets held in trust thereunder. The Benefits Committee is the named fiduciary with respect to the control and management of the assets of the Plan only to the extent of (i) having the authority to remove the initially appointed trustee and to appoint one (1) or more successor trustees and to enter into a trust agreement with each such successor trustee with respect to the assets held in trust thereunder, (iii) having the authority to appoint one (1) or more Investment Managers and to enter into a contract with each such Investment Manager with respect to the management of such assets as are to be subject to the management of such Investment Manager, and (iv) having the duty to carry out the funding policy and method as provided in Section 15.
(c)    Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one (1) fiduciary capacity with respect to the Plan (including service both as Plan administrator and trustee).
(d)    Duties and Responsibilities of the Plan Administrator. The Plan Administrator may engage the services of such persons or organizations to render advice or perform services with respect to its duties and responsibilities under the Plan as it may determine to be necessary or appropriate. Such persons or organizations may include, but shall not be limited to, actuaries, attorneys, accountants, administrators, consultants and employees of the Company.
(e)    Delegation of Fiduciary Responsibilities. In lieu of carrying out any of its fiduciary responsibilities under the Plan (pursuant to Section 14(d)), the Plan Administrator may delegate its fiduciary responsibilities (except “trustee responsibilities” as defined in section 405(c)(3) of ERISA) to any person or persons, pursuant to a written contract with such other person, or resolution of the Benefits Committee in the case of any employee or employees of the Company, which specifies the fiduciary responsibilities so delegated.
(f)    Indemnification. To the extent permitted by law, the Company shall indemnify and hold harmless the members of the Benefits Committee, officers and any other employee of the Company to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys’ fees, incurred by any such person as a result of any act, or omission to act, in connection with the performance of his duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the gross negligence or willful misconduct of any such person or to the extent such indemnification is prohibited by ERISA.
The Company shall have the obligation to conduct the defense of such persons in any proceedings to which this indemnification applies. If any Plan fiduciary covered by this indemnification provision determines that the defense of the Company is inadequate, that fiduciary shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such fiduciary acted in bad faith, gross negligence or engaged in criminal acts, or willful misconduct.

SECTION 15.	FUNDING POLICY AND METHOD.
(a)    Contributions. The Company shall cause the Participating Companies to make Deferred Contributions and Regular Company Contributions required pursuant to Sections 4 and 5.
(b)    Expenses of the Plan and Trust. The reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust pursuant to directions of the Plan Administrator and as may be provided in the Trust Agreement, to the extent permitted by applicable law, unless in the Company’s discretion they are paid by the Participating Companies. The Company shall have complete discretion to determine whether an expense of the Plan or Trust shall be paid by the Participating Companies, and this section shall not be construed to require the Participating Companies to pay any portion of the expenses of the Plan and Trust that the Plan Administrator has directed be paid from the Trust Fund. The Plan Administrator’s discretion and authority to direct the Trust Fund to pay any reasonable expenses of the Plan and Trust shall not be limited in any way by any prior decision or act, whether repeated or sporadic, by the Company and other Participating Companies to pay any or all expenses of the Plan and Trust.
(c)    Cash Requirements. If determined necessary, from time to time, the Plan Administrator shall estimate the benefits and administrative expenses to be paid out of the Trust Fund during the period for which such estimate is made and shall also request the Company to estimate the Deferred Contributions and Regular Company Contributions to be made to the Plan during such period by the Participating Companies. The Plan Administrator shall inform the Trustee of the estimated cash needs of the Plan during the period for which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis as the Plan Administrator shall determine.
(d)    Independent Accountant. The Plan Administrator shall engage an independent qualified public accountant to conduct such examinations and to render such opinions as may be required by section 103(a)(3) of ERISA. The Plan Administrator may remove and discharge the person so engaged, but in such case it shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.

SECTION 16.	CLAIMS PROCEDURE.
(a)    Claims for Benefits.
(i)    No Payment Without Claim. Except for the cashout of Plan Benefits pursuant to Sections 10(b) and (c), no benefits will be paid to or on behalf of a Participant under the Plan until the Participant (or the Participant’s Beneficiary or an alternate payee) has made a claim for benefits in the manner prescribed by the Plan Administrator which contains all information which may be required to determine the amount of any payment due hereunder. If the claim for benefits is in good form, the Trustee shall distribute such benefits as soon as administratively practicable after the claim is received.

(ii)    Prescribed Manner of Claims; Address. All claims for benefits under the Plan must be made in the manner prescribed by the Plan Administrator. All inquiries concerning benefits under the Plan shall be addressed to the Plan Administrator under the Keysight Technologies, Inc. 401(k) Plan.
(b)    Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Plan Administrator (or its designee) shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and a description of the Plan’s review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on appeal. Such written notice shall be given to the claimant within ninety (90) days after the Plan Administrator receives his or her claim, unless special circumstances require additional time for processing. If additional time for processing is required, written notice shall be furnished to the claimant prior to the termination of the initial ninety (90) day period, indicating the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. In no event shall the decision of the Plan Administrator (or its designee) be rendered more than one hundred eighty (180) days after the Plan Administrator receives the claim.

SECTION 17.	REVIEW PROCEDURE.
(a)    Appointment of Review Panel. The Plan Administrator shall appoint a “Review Panel” which shall consist of three (3) or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary which shall have discretionary authority to act with respect to appeals from denials of claims for benefits or applications for loans or withdrawals under the Plan.
(b)    Right To Appeal. Any person whose claim for benefits is denied, in whole or in part, or such person’s authorized representative, may appeal from the denial by submitting a written request for review of the claim to the Review Panel within sixty (60) days after receiving written notice of the denial. The Plan Administrator shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents in preparing a request for review. The claimant will be provided with an opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (that is not privileged or protected). On appeal, the Review Panel will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(c)    Form of Request for Review. A request for review must be made in writing and addressed to the Review Panel under the Keysight Technologies, Inc. 401(k) Plan. A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.
(d)    Time for Review Panel Action. The Review Panel shall act upon each request for review within sixty (60) days after receipt thereof, unless special circumstances require additional time for review. If additional time for review is required, written notice shall be furnished to the claimant prior to the end of the initial sixty (60) day period, indicating the date by which the Review Panel expects to render its decision on his or her request for review. In no event shall the decision of the Review Panel be rendered more than one hundred twenty (120) days after it receives a claimant’s request for review.
(e)    Review Panel Decision. Within the time prescribed by Section 17(d), the Review Panel shall give written notice of its decision to the claimant and the Plan Administrator. In the event the Review Panel confirms the denial of the claim for benefits or the application for a loan or withdrawal, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. The notice will also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim (that is not privileged or protected), a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. In the event that the Review Panel determines that the claim for benefits or the application for a loan or withdrawal should not have been denied, in whole or in part, the Plan Administrator shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel’s decision.

(f)    Rules and Procedures. The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 17. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at his or her own expense.
(g)    Exhaustion of Remedies. No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant: (i) has submitted a claim (in the manner prescribed by the Plan Administrator) for benefits or application for a loan or withdrawal in accordance with Section 16; (ii) has been notified that the claim or application is denied as provided in Section 16(b); (iii) has filed a written request for a review of the claim or application in accordance with this Section 17; and (iv) has been notified in writing that the Review Panel has affirmed the denial of the claim or application as provided in Section 17(e).

SECTION 18.	AMENDMENT AND TERMINATION OF THE PLAN.
(a)    Future of the Plan. The Company reserves the right to amend or to terminate the Plan at any time. The Company, acting through the Senior Vice President of Human Resources or the General Counsel, has the power and authority to amend the Plan at any time by written instrument, including as may be necessary to comply with ERISA, the Code or any other applicable law.  Notwithstanding the foregoing, plan amendments and/or modifications that may have a material impact on the Company, as determined by the Senior Vice President of Human Resources or the General Counsel, shall be approved by the Compensation Committee of the Board of Directors. The Company reserves the right to terminate the Plan at any time by resolution of the Compensation Committee of the Board of Directors.
(b)    Limitation on Amendments. No amendment of the Plan shall (i) reduce the benefits of any Participant accrued under the Plan prior to the date the amendment is adopted, except to the extent that a reduction in accrued benefits may be permitted by ERISA nor (ii) divert any part of the assets of the Trust Fund to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan.
(c)    Termination of the Plan. Upon the termination of the Plan (or upon the complete discontinuance of Deferred Contributions and Regular Company Contributions to the Plan), no part of the Trust Fund shall revert to the Participating Companies nor be used for or diverted to purposes other than the exclusive purposes of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan. Upon the termination of the Plan (or upon the complete discontinuance of Deferred Contributions and Regular

Company Contributions to the Plan), the Trust shall continue until the Trust Fund has been distributed to the affected Participants as provided in Section 18(e).
(d)    Obligations Upon Termination of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Participating Companies shall have no obligation to continue making Deferred Contributions or Regular Company Contributions to the Plan after the termination thereof. Except as otherwise provided in ERISA, no Participating Company nor any other person shall have any liability or obligation to provide benefits hereunder after such termination. Upon the termination of the Plan, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund. Upon a partial termination of the Plan, this Section 18(d) shall apply only with respect to those Participants and Beneficiaries who are affected by such partial termination.
(e)    Allocation of Trust Fund Upon Termination of the Plan. Upon the termination of the Plan (or upon the complete discontinuance of Deferred Contributions and Regular Company Contributions to the Plan), the Plan Benefit of each Participant shall be distributed, as the Plan Administrator shall direct, to or on behalf of the Participant or his or her Beneficiary or continued in trust until distributed in accordance with the terms of the Plan; provided, however, that the assets of the Trust Fund shall be allocated in accordance with section 403(d)(1) of ERISA. Upon a partial termination of the Plan, this Section 18(e) shall apply only with respect to those Participants and Beneficiaries who are affected by such partial termination.

SECTION 19.	EXECUTION.
The Plan, as set forth herein, is hereby adopted this 30th day of July, 2014, effective as of August 1, 2014 (unless otherwise noted herein).
KEYSIGHT TECHNOLOGIES, INC.

By: /s/ Ingrid Estrada
Ingrid Estrada
Senior Vice President of Human Resources

1    APPENDIX A
TOP-HEAVY PROVISIONS
(a)    Determination of Top-Heavy Status. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall become effective for any Plan Year in which the Plan is a “Top-Heavy Plan.” The Plan shall be considered a Top-Heavy Plan for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60 percent.
(b)    Minimum Allocations. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year during which the Plan is a Top-Heavy Plan, Regular Company Contributions allocated on behalf of any Participant who is employed on the last day of the Plan Year and who is not a Key Employee shall not be less than a percentage of the Participant’s Total Compensation equal to the lesser of (A) three percent, or (B) the percentage equal to the largest percentage that any Key Employee for that Plan Year receives of Regular Company Contributions and Deferred Contributions allocated on behalf of that Key Employee’s Total Compensation for that Plan Year.
(c)    Definitions. For purposes of this Appendix A, the following definitions shall apply:
(i)    “Aggregation Group” means a group of qualified plans consisting of:
(A)    Each plan of the Affiliated Group in which a Key Employee participates; and each other plan of the Affiliated Group which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or
(B)    All plans of the Affiliated Group included under (A) above plus, at the election of the Plan Administrator, one or more additional plans of the Affiliated Group that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered together with the plans included under (A) above.
(ii)    “Determination Date” means the last day of the preceding Plan Year. The Valuation Date applicable to such Determination Date shall be the Valuation Date coinciding with or immediately preceding such Determination Date.

A-1

(iii)    “Key Employee” means a key employee as defined by section 416(i) of the Code and the regulations thereunder.
(iv)    “Super Top-Heavy Plan” means a Top-Heavy Plan for which the Top-Heavy Ratio exceeds 90 percent.
(v)    “Top-Heavy Ratio” means the top-heavy ratio of the Aggregation Group as computed in accordance with section 416(g) of the Code and the regulations thereunder.
(vi)    “Total Compensation” means the compensation of the Participant from the Company and each Subsidiary for the Plan Year, determined in accordance with section 1.415-2(d)(11)(i) of the Treasury Regulations including elective deferrals (within the meaning of section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company or a Subsidiary at the election of the Participant and which is not includable in the gross income of the Participant by reason of section 125 or 132(f)(4) of the Code.
Total Compensation shall not exceed $200,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code) for a Plan Year.
Capitalized terms used in this Appendix A that are not defined herein shall have the same meaning as those terms do in the Plan.

A-2

1    APPENDIX B
LIMITATIONS ON CONTRIBUTIONS
SECTION 1.    DEFINITIONS.
(a)    “ACP Test” means the average contribution percentage test as described in Section 3(a) of this Appendix B and as set forth in section 401(m)(2) of the Code and section 1.401(m)-2 of the Treasury Regulations.
(b)    “Actual Contribution Percentage” means the ratio, expressed as a percentage and computed to the nearest one-hundredth of one percent, of the Participant’s Aggregate 401(m) Contributions for the Plan Year to the Participant’s Section 414(s) Compensation for the Plan Year.
(c)    “Actual Deferral Percentage” means the ratio, expressed as a percentage and computed to the nearest one-hundredth of one percent, of the Participant’s Aggregate 401(k) Contributions for the Plan Year to the Participant’s Section 414(s) Compensation for the Plan Year.
(d)    “ADP Test” means the average deferral percentage test as described in Section 2(b) of this Appendix B and as set forth in section 401(k)(3) of the Code and section 1.401(k)-2 of the Treasury Regulations.
(e)    “Aggregate 401(k) Contributions” means, for any Plan Year, the sum of (i) a Participant’s Deferred Contributions for the Plan Year and, to the extent the amounts are not included in the ACP Test, the Plan Administrator elects to aggregate all or a portion of such amounts for purposes of the ADP Test and, provided further, the amounts satisfy the requirements of section 1.401(k)-2(a)(6) of the Treasury Regulations, (ii) the Regular Company Contributions (if such Regular Company Contributions otherwise qualify as Qualified Matching Contributions) and Qualified Nonelective Contributions allocated to the Participant’s Account as of a date within the Plan Year.
Notwithstanding the preceding paragraph, a Participant’s Aggregate 401(k) Contributions shall not include (i) Deferred Contributions that are distributed to the Participant to correct Excess Deferrals, provided he or she is a Nonhighly Compensated Employee and the Excess Deferrals are solely attributable to his or her Deferred Contributions to the Plan and elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by a member of the Affiliated Group, (ii) Deferred Contributions that are included in the ACP Test

(provided the ADP Test is satisfied both with and without these Deferred Contributions), and (iii) Deferred Contributions that are distributed to the Participant to correct an excess Annual Addition.
(f)    “Aggregate 401(m) Contributions” means, for any Plan Year, the sum of (i) the Regular Company Contributions allocated to the Participant’s Account as of a date within the Plan Year and, to the extent the amounts are not included in the ADP Test, the Plan Administrator elects to aggregate all or a portion of such amounts for purposes of the ACP Test and, provided further, the amounts satisfy the requirements of section 1.401(m)-2(a)(6) of the Treasury Regulations, (ii) a Participant’s Deferred Contributions for the Plan Year and the Qualified Nonelective Contributions allocated to the Participant’s Account as of a date within the Plan Year.
Notwithstanding the preceding paragraph, a Participant’s Aggregate 401(m) Contributions shall not include (i) Regular Company Contributions that are forfeited from the Participant’s Account because the Regular Company Contribution is attributable to Deferred Contributions that are distributed to the Participant to correct Excess Deferrals, Excess Contributions or an excess Annual Addition and (ii) Regular Company Contributions that are forfeited from the Participant’s Account to correct an excess Annual Addition.
(g)    “Annual Deferral Limit” means, except to the extent permitted under Appendix B.4 and section 414(v) of the Code, for any calendar year, the maximum dollar limit in effect under section 402(g) of the Code (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 402(g)(5) and 415(d) of the Code), applicable to the sum of a Participant’s Deferred Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code).
(h)    “Average Contribution Percentage” means the average, computed to the nearest one-hundredth of one percent, of the Actual Contribution Percentages (including zero percentages) for Participants within the specified group.
(i)    “Average Deferral Percentage” means the average, computed to the nearest one-hundredth of one percent, of the Actual Deferral Percentages (including zero percentages) for Participants within the specified group.

(j)    “Current Year Testing Method” means, for any Plan Year, the use of the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.
(k)    “Excess Aggregate Contributions” means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 3(c) of this Appendix B.
(l)    “Excess Contributions” means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Section 2(d) of this Appendix B.
(m)    “Excess Deferrals” means the amount of a Participant’s Deferred Contributions and other elective deferrals (as defined in section 402(g)(3) of the Code) that exceed the Annual Deferral Limit.
(n)    “HCE Group” means, for any Plan Year, the group of Highly Compensated Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year (including a Participant who is otherwise eligible but who may be suspended from making or receiving contributions by reason of withdrawing from his or her Accounts).
(o)    “Highly Compensated Employee” means an Employee who:
(i)    At any time during the year or the preceding year, was a five-percent (5%) owner (as defined in section 416(i)(1) of the Code taking into account the attribution rules as defined in section 318(a) of the Code); or
(ii)    For the preceding year, received Total Compensation of more than $80,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 414(q)(1) and 415(d) of the Code).
For this purpose, the particular year of the Plan (the Plan Year) for which a determination is being made is the determination year and the preceding year (the prior Plan Year) is the look-back year.

A former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for a member of the Affiliated Group during the determination year and was a highly compensated employee, in accordance with section 414(q) of the Code as then in effect, in either his or her separation year or any determination year ending on or after his or her 55th birthday, shall be treated as a Highly Compensated Employee.
The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with section 414(q) of the Code.
The Plan Administrator may elect to modify the method described in this Section 1(o) for defining “Highly Compensated Employee” by electing to apply the $80,000 limit described above with regard to whether an Employee is in the Top-Paid Group subject to the consistent application of this election to the extent required by IRS Notice 97-45 or any superseding guidance provided in a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.
(p)    “NHCE Group” means, for any Plan Year, the group of Nonhighly Compensated Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year (including a Participant who is otherwise eligible but who may be suspended from making or receiving contributions by reason of withdrawing from his or her Accounts).
(q)    “Nonhighly Compensated Employee” means, for any Plan Year, an Employee who is not a Highly Compensated Employee.
(r)    “Participant” means, for any Plan Year, an Eligible Employee who is eligible to contribute or have amounts contributed on his or her behalf for the respective Plan Year.
(s)    “Plan” means, for purposes of Article 2 of this Appendix B, the 401(k) portion of the Plan and for purposes of Article 3 of this Appendix B, the 401(m) portion of the Plan. Otherwise the term Plan has the meaning set forth in Section 2 of the Plan.
(t)    “Plan Coverage Change” means, for any Plan Year, a change in the group of Eligible Employees covered under the Plan by reason of (i) an amendment to the Plan, (ii) a Plan merger, consolidation or spin-off under section 414(l) of the Code, (iii) a change in the way the Plan is aggregated or disaggregated for purposes of performing the ADP Test or ACP Test, or (iv) a combination of any of the foregoing.
(u)    “Prior Year Testing Method” means, for any Plan Year, the use of the preceding Plan Year’s Average Deferral Percentage for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the preceding Plan Year’s Average Contribution Percentage for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.
(v)    “Qualified Matching Contributions” means matching contributions that satisfy the requirements of sections 1.401(k)-1(c) and (d) of the Treasury Regulations, as though the matching contributions were elective contributions under section 401(k)(2) of the Code thereby requiring that the matching contributions satisfy the vesting requirements of section 1.401(k)-1(c) of the Treasury Regulations and be subject to the distribution requirements of section 1.401(k)-1(d) of the Treasury Regulations.
(w)    “Qualified Nonelective Contributions” means employer contributions, other than Deferred Contributions and Regular Company Contributions, that satisfy the requirements of sections 1.401(k)-1(c) and (d) of the Treasury Regulations, as though the employer contributions were elective contributions under section 401(k)(2) of the Code thereby requiring that the employer contributions satisfy the vesting requirements of section 1.401(k)-1(c) of the Treasury Regulations and be subject to the distribution requirements of section 1.401(k)-1(d) of the Treasury Regulations.
(x)    “Section 414(s) Compensation” means, any one of the following definitions of compensation received by an Eligible Employee while a Participant during the Plan Year from a member of the Affiliated Group:
(i)    Compensation that includes the following items:
A.    Wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements and other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the Treasury Regulations), and determined without regard to the exclusions from gross income in sections 931 and 933 of the Code.
B.    Earned income (as described in section 401(c)(2) of the Code and the regulations thereunder).
C.    Foreign earned income (as defined in section 911(b) of the Code), whether or not excludable from gross income under section 911 of the Code.
D.    Amounts described in sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in gross income.
E.    Amounts paid or reimbursed for moving expenses incurred by the Employee, if at the time of payment or reimbursement it is reasonable to believe that the amounts are deductible by the Employee under section 217 of the Code.
F.    The value of a nonqualified stock option, but only to the extent that the value of the option is includable in the Employee’s gross income for the taxable year in which granted.
G.    The amount includable in the gross income of the Employee upon making the election described in section 83(b) of the Code.
Notwithstanding the foregoing, compensation described in this Section 1(x) shall not include the following items:
A.    Contributions made by a member of the Affiliated Group to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, contributions made on behalf of the Participant to a simplified employee pension plan described in section 408(k) of the Code are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an

Employee pursuant to an unfunded nonqualified plan may be considered as compensation in the year such amounts are includable in the gross income of the Employee.
B.    Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under section 83 of the Code and the regulations thereunder.
C.    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.
D.    Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by a member of the Affiliated Group (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).
(i)    “Wages” as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).
(ii)    “Wages” as defined in section 3401(a) of the Code for purposes of income tax withholding at the source and all other payments of compensation reportable under sections 6041(d), 6051(a)(3) and 6052 of the Code and the regulations thereunder but determined without regard to any rules that limit the remuneration included in wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code), and modified, at the election of the Plan Administrator, to exclude amounts paid or reimbursed for moving expenses incurred by the Employee, if at the time or payment or reimbursement it is reasonable to believe that the amounts are deductible by the Employee under section 217 of the Code.

(iii)    Any of the definitions set forth in subparagraphs (i), (ii), and (iii) of this Section 1(x), modified at the election of the Plan Administrator, to be reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.
(iv)    Any definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the reasonableness and nondiscrimination requirements set forth in section 1.414(s)-1(d) of the Treasury Regulations.
The definitions set forth in subparagraphs (i), (ii) and (iii) of this Section 1(x) shall, unless the Plan Administrator elects otherwise, be modified to include an Employee’s elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by a member of the Affiliated Group and any amount which is contributed or deferred by a member of the Affiliated Group at the election of the Employee and which is not includible in the gross income of the Employee under section 125 or 132(f)(4) of the Code.
Section 414(s) Compensation shall be limited to $200,000 per Plan Year (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with sections 401(a)(17) and 415(d) of the Code).
Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Appendix B for the relevant determination period.
Effective January 1, 2009, and in accordance Code Section 414(u)(12)(A)(ii) of the Code, and any Treasury Regulations and other guidance promulgated thereunder, Section 414(s) Compensation also includes differential pay that 1) is made by a member of the Affiliated Group to an Employee with respect to any period during which the Employee is performing service in the uniformed services while on active duty for a period of more than 30 days and 2) represents all or a portion of the wages the Employee would have received from a member of the Affiliated Group if the Employee had remained actively employed.
(y)    “Testing Method” means the Current Year Testing Method or the Prior Year Testing Method.

(z)    “Top-Paid Group” means, for any Plan Year, the top twenty percent (20%) (in terms of Total Compensation) of all Employees, excluding the following:
(i)    Any Employee covered by a collective bargaining agreement except to the extent otherwise provided under section 1.414(q)-1T of the Treasury Regulations;
(ii)    Any Employee who is a nonresident alien with respect to the United States and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code);
(iii)    Any Employee who has not completed at least 500 hours of service during any six-month period by the end of the Plan Year;
(iv)    Any Employee who normally works less than 17½ hours per week;
(v)    Any Employee who normally works during less than six months during any year; and
(vi)    Any Employee who has not attained the age of 21 at the end of the Plan Year.
The Plan Administrator may elect, in a consistent and uniform manner, to apply one or more of the service-and-age-based exclusions in subparagraphs (iii), (iv), (v) and (vi) of this Section 1(z) by substituting a shorter period of service or a younger age or by not excluding Employees on the basis of service or age.
(aa)    “Total Compensation” means any one of the definitions of compensation set forth in subparagraphs (i), (ii) or (iii) of Section 1(x) received by an Employee during the Plan Year from a member of the Affiliated Group modified to include, for the same period, an Employee’s elective deferrals (as defined in section 402(g)(3) of the Code) under any plan, contract or arrangement maintained by a member of the Affiliated Group and any amount which is contributed or deferred by a member of the Affiliated Group at the election of the Employee and which is not includible in the gross income of the Employee under section 125 or 132(f)(4) of the Code.
Capitalized terms used in this Appendix B that are not defined herein shall have the same meaning as those terms do in the Plan.

SECTION 2.    DEFERRAL AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS.
(a)    Maximum Annual Deferral Amount and Correction of Excess Deferrals. A Participant’s Deferred Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by a member of the Affiliated Group, shall not exceed the Annual Deferral Limit. In the event a Participant’s Deferred Contributions for a calendar year, together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by a member of the Affiliated Group, exceed the Annual Deferral Limit, the Participant may, by written notice to the Plan Administrator and in accordance with procedures prescribed by the Plan Administrator, by the following March 1 (or as late as April 14 if allowed by the Plan Administrator), notify the Plan Administrator that an Excess Deferral has occurred, designate all or a portion of the Excess Deferral as attributable to the Plan and request that the amount be distributed. If the Participant fails to provide timely notice to the Plan Administrator, then the Plan Administrator shall be deemed to be on notice that an Excess Deferral has occurred and shall designate one or more of such plans, contracts or arrangements (including the Plan) from which the Excess Deferrals shall be distributed.
For the calendar year commencing January 1, 2014, in the event a Participant’s Deferred Contributions and his or her elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements maintained by a member of the Affiliated Group for the calendar year, together with his or her elective deferrals under the Agilent 401(k) Plan for that calendar year, exceed the Annual Deferral Limit, the Participant may, by written notice to the Plan Administrator and in accordance with procedures prescribed by the Plan Administrator, by the following March 1 (or as late as April 14 if allowed by the Plan Administrator), notify the Plan Administrator that an Excess Deferral has occurred, designate all or a portion of the Excess Deferral as attributable to the Plan and request that the amount be distributed.
To the extent a Participant’s Deferred Contributions are determined to be reduced as described in this Section 2(a), Deferred Contributions (reduced by Deferred Contributions previously distributed as Excess Contributions to the Participant for the Plan Year beginning with or within the calendar year), plus any income or minus any loss attributable thereto for the calendar year to which the Excess Deferrals relate, shall, no later than April 15 next following the close of the calendar year, be distributed to the Participant. Excess Deferrals distributed shall not be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.
The Excess Deferrals shall be distributed first from unmatched Deferred Contributions and then from matched Deferred Contributions. Any Regular Company Contributions attributable to distributed Excess Deferrals as described in this Section 2(a) shall be forfeited and used to reduce future Regular Company Contributions to be made as soon as administratively feasible.
Income or loss on amounts distributed shall be determined pursuant to section 1.402(g)-1(e)(5) of the Treasury Regulations.
(b)    Average Deferral Percentage Limitation. The Plan shall satisfy the ADP Test as set forth in section 401(k)(3) of the Code and section 1.401(k)-2 of the Treasury Regulations. For each Plan Year, unless the Plan Administrator elects otherwise as described below, the Current Year Testing Method shall be used to perform the ADP Test and, subject to the special rules described in Section 2(g) of this Appendix B, the Plan Year’s Average Deferral Percentage for the Plan Year’s HCE Group may not exceed the greater of (i) 125 percent of the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group, or (ii) the lesser of (A) 200 percent of the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group or (B) the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group plus two percentage points.
Alternatively, to the extent permitted by IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue, the Plan Administrator may elect to use the Prior Year Testing Method to perform the ADP Test and the Average Deferral Percentage for the Plan Year. The Plan Year’s HCE Group must then satisfy the limitations of the preceding paragraph when compared to the preceding Plan Year’s Average Deferral Percentage for the preceding Plan Year’s NHCE Group.
(c)    Determination of Maximum Actual Deferral Percentage and Dollar Amount of Excess Contributions. If the ADP Test is not satisfied, the Plan Administrator shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Deferral Percentage to be used in place of the calculated Actual Deferral Percentage for each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted and that would thereby reduce the Average Deferral Percentage for the HCE Group by a sufficient amount to satisfy the ADP Test. The maximum Actual Deferral Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Deferral Percentage shall have his or her Actual Deferral Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ADP Test or to cause his or her Actual Deferral Percentage to equal that of the Actual Deferral Percentage of the Highly Compensated Employee with the next largest Actual Deferral Percentage. The leveling process shall be repeated until the ADP Test is satisfied.
With regard to each Highly Compensated Employee whose Actual Deferral Percentage is in excess of the maximum permitted Actual Deferral Percentage, a dollar amount of Excess Contributions shall then be determined by subtracting the product of the maximum permitted Actual Deferral Percentage and the Highly Compensated Employee’s Section 414(s) Compensation from the Highly Compensated Employee’s Aggregate 401(k) Contributions. The amounts shall then be aggregated to determine the total dollar amount of Excess Contributions.
(d)    Allocation of Excess Contributions to Highly Compensated Employees. The Excess Contributions for a Plan Year determined in Section 2(c) of this Appendix B, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of Aggregate 401(k) Contributions shall have his or her Aggregate 401(k) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Contributions for all Highly Compensated Employees or the dollar amount that would cause his or her Aggregate 401(k) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(k) Contributions. The leveling process shall be repeated until all Excess Contributions are allocated to Highly Compensated Employees.
(e)    Correction of Excess Contributions. To the extent a Highly Compensated Employee’s Aggregate 401(k) Contributions are determined to be reduced as described in Section 2(d) of this Appendix B, Excess Contributions (reduced by Deferred Contributions previously distributed as Excess Deferrals to the Highly Compensated Employee for the calendar year ending with or within the Plan Year), plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Contributions relate and the period between the end of the Plan Year and the date of distribution, shall, no later than six months following the last day of the Plan Year to which the Excess Contributions relate (in order for the Company to avoid a ten percent (10%) excise tax on the amount of the Excess Contributions), and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Contributions relate, be distributed to the Highly Compensated Employee.
Excess Contributions distributed shall be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.
The Excess Contributions shall first be distributed from unmatched Deferred Contributions and then from matched Deferred Contributions. Any Regular Company Contributions attributable to distributed Excess Contributions as described in this Section 2(e), shall be forfeited and used to reduce future Regular Company Contributions to be made as soon as administratively feasible.
Income or loss on amounts distributed shall be determined pursuant to section 1.401(k)-2(b)(2)(iv) of the Treasury Regulations.
(f)    Corrective Qualified Nonelective Contributions. In order to satisfy or partially satisfy the ADP Test, the Participating Companies may, at the sole discretion of the Company, make a Qualified Nonelective Contribution on behalf of (i) each member or, at the discretion of the Company, designated members of the preceding Plan Year’s NHCE Group, if the Prior Year Testing Method is used, or (ii) each member or, at the discretion of the Company, designated members of the Plan Year’s NHCE Group, if the Current Year Testing Method is used. The Qualified Nonelective Contribution shall be in an amount determined by the Company and shall be allocated in a manner determined by the Company.
Corrective Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

(g)    Special Rules. The following special rules shall apply for purposes of applying the limitation described in Section 2(b) of this Appendix B:
(i)    If a Highly Compensated Employee is eligible to participate in more than one cash or deferred arrangement (within the meaning of section 401(k)(2) of the Code) maintained by a member of the Affiliated Group, his or her Actual Deferral Percentage shall be determined as if all the arrangements were a single plan; provided, however, that the arrangements shall not be treated as a single plan to the extent that section 1.401(k)-1(b)(4) of the Treasury Regulations prohibits aggregation and, if the arrangements have different plan years, the arrangements are aggregated with respect to the plan years ending with or within the same calendar year;
(ii)    If the Plan permits participation prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the Code and if section 410(b)(4)(B) of the Code is applied in determining whether the Plan meets the requirements of section 410(b) of the Code, a separate HCE Group and a separate NHCE Group may be determined with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code and the ADP Test may be performed separately for that HCE Group and NHCE Group or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code may instead be excluded in the determination of the Average Deferral Percentage for the NHCE Group, but not in the determination of the Average Deferral Percentage for the HCE Group;
(iii)    The Plan may be aggregated with another plan maintained by a member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same Testing Method;
(iv)    In the event that the Plan satisfies the requirements of section 401(a)(4), 401(k) or 410(b) of the Code (other than the average benefit percentage test provisions of section 410(b)(2) of the Code) only if aggregated with one or more other plans maintained by a member of the Affiliated Group, or if one or more other of such plans satisfies the requirements of such sections of the Code only if aggregated with the Plan, then all such aggregated plans, including the Plan, shall be treated as a single plan for purposes of such sections of the Code;

(v)    In the event that the mandatory disaggregation rules of section 1.401(k)-1(b)(4) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in subparagraphs (iii) and (iv) of this Section 2(g), then each mandatorily disaggregated portion of the Plan (or aggregated plans) shall be treated as a single plan; and
(vi)    If the Plan is using the Prior Year Testing Method and if in the Plan Year being tested the Plan is affected by a Plan Coverage Change, then the preceding Plan Year’s Average Deferral Percentage for the preceding Plan Year’s NHCE Group shall be determined in accordance with IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.
SECTION 3.    AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS.
(a)    Average Contribution Percentage Limitation. The Plan shall satisfy the ACP Test as set forth in section 401(m)(2) of the Code and section 1.401(m)-2 of the Treasury Regulations. For each Plan Year, unless the Plan Administrator elects otherwise as described below, the Current Year Testing Method shall be used to perform the ACP Test and subject to the special rules described in Section 3(f) of this Appendix B, the Plan Year’s Average Contribution Percentage for the Plan Year’s HCE Group may not exceed the greater of (i) 125 percent of the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group, or (ii) the lesser of (A) 200 percent of the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group or (B) the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group plus two percentage points.
Alternatively, to the extent permitted by IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue, the Plan Administrator may elect to use the Prior Year Testing Method to perform the ACP Test and the Average Contribution Percentage for the Plan Year. The Plan Year’s HCE Group must then satisfy the limitations of the preceding paragraph when compared to the preceding Plan Year’s Average Contribution Percentage for the preceding Plan Year’s NHCE Group.
(b)    Determination of Maximum Actual Contribution Percentage and Dollar Amount of Excess Aggregate Contributions. If the ACP Test is not satisfied, the Plan Administrator shall determine, no later than the end of the next Plan Year, a maximum permitted Actual Contribution Percentage to be used in place of the calculated Actual Contribution Percentage for each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted and that would thereby reduce the Average Contribution Percentage for the HCE Group by a sufficient amount to satisfy the ACP Test. The maximum Actual Contribution Percentage shall be determined by use of a leveling process, whereby the Highly Compensated Employee with the largest Actual Contribution Percentage shall have his or her Actual Contribution Percentage reduced to a percentage equal to the lesser of the percentage required to satisfy the ACP Test or to cause his or her Actual Contribution Percentage to equal that of the Actual Contribution Percentage of the Highly Compensated Employee with the next largest Actual Contribution Percentage. The leveling process shall be repeated until the ACP Test is satisfied.
With regard to each Highly Compensated Employee whose Actual Contribution Percentage is in excess of the maximum permitted Actual Contribution Percentage, a dollar amount of Excess Aggregate Contributions shall then be determined by subtracting the product of the maximum permitted Actual Contribution Percentage and the Highly Compensated Employee’s Section 414(s) Compensation from the Highly Compensated Employee’s Aggregate 401(m) Contributions. The amounts shall then be aggregated to determine the total dollar amount of Excess Aggregate Contributions.
(c)    Allocation of Excess Aggregate Contributions to Highly Compensated Employees. The Excess Aggregate Contributions for a Plan Year determined in Section 3(b) of this Appendix B, if any, shall then be allocated to Highly Compensated Employees by use of a leveling process, whereby the Highly Compensated Employee with the largest dollar amount of Aggregate 401(m) Contributions shall have his or her Aggregate 401(m) Contributions reduced in an amount equal to the lesser of the dollar amount of Excess Aggregate Contributions for all Highly Compensated Employees or the dollar amount that would cause his or her Aggregate 401(m) Contributions to equal that of the Highly Compensated Employee with the next largest dollar amount of Aggregate 401(m) Contributions. The leveling process shall be repeated until all Excess Aggregate Contributions are allocated to Highly Compensated Employees.

(d)    Correction of Excess Aggregate Contributions. To the extent a Highly Compensated Employee’s Aggregate 401(m) Contributions are determined to be reduced as described in Section 3(c) of this Appendix B, Excess Aggregate Contributions, plus any income or minus any loss attributable thereto for the Plan Year to which the Excess Aggregate Contributions relate and the period between the end of the Plan Year and the date of distribution, shall, no later than six months following the last day of the Plan Year to which the Excess Aggregate Contributions relate (in order for the Company to avoid a ten percent (10%) excise tax on the amount of the Excess Aggregate Contributions), and, in no event, later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions relate, be distributed to the Highly Compensated Employee.
Excess Aggregate Contributions distributed shall be included in the determination of the Participant’s Annual Addition for the year the amounts were contributed.
The Excess Aggregate Contributions shall be distributed from Regular Company Contributions.
Income or loss on amounts distributed shall be determined pursuant to 1.401(m)‑2(b)(2)(iv) of the Treasury Regulations.
(e)    Corrective Qualified Nonelective Contributions. In order to satisfy or partially satisfy the ACP Test, the Participating Companies may, at the sole discretion of the Company, make a Qualified Nonelective Contribution on behalf of (i) each member or, at the discretion of the Company, designated members of the preceding Plan Year’s NHCE Group, if the Prior Year Testing Method is used, or (ii) each member or, at the discretion of the Company, designated members of the Plan Year’s NHCE Group, if the Current Year Testing Method is used. The Qualified Nonelective Contribution shall be in an amount determined by the Company and shall be allocated in a manner determined by the Company.
Corrective Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

(f)    Special Rules. The following special rules shall apply for purposes of applying the limitation described in Section 3(a) of this Appendix B:
(i)    If a Highly Compensated Employee is eligible to participate in more than one arrangement permitting employee or matching contributions (within the meaning of section 401(m)(4)(A) of the Code) maintained by a member of the Affiliated Group, his or her Actual Contribution Percentage shall be determined as if all the arrangements were a single plan; provided, however, that the arrangements shall not be treated as a single plan to the extent that section 1.401(k)-1(b)(4) of the Treasury Regulations prohibits aggregation and, if the arrangements have different plan years, the arrangements are aggregated with respect to the plan years ending with or within the same calendar year;
(ii)    If the Plan permits participation prior to an Eligible Employee’s satisfaction of the minimum age and service requirements of section 410(a)(1)(A) of the Code and if section 410(b)(4)(B) of the Code is applied in determining whether the Plan meets the requirements of section 410(b) of the Code, a separate HCE Group and a separate NHCE Group may be determined with regard to Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code and the ACP Test may be performed separately for that HCE Group and NHCE Group or, alternatively, Eligible Employees who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code may instead be excluded in the determination of the Average Contribution Percentage for the NHCE Group, but not in the determination of the Average Contribution Percentage for the HCE Group;
(iii)    The Plan may be aggregated with another plan maintained by a member of the Affiliated Group only if the Plan and each other plan with which it is aggregated have the same plan year and use the same Testing Method;
(iv)    In the event that the Plan satisfies the requirements of section 401(a)(4), 401(m) or 410(b) of the Code (other than the average benefit percentage test provisions of section 410(b)(2) of the Code) only if aggregated with one or more other plans maintained by a member of the Affiliated Group, or if one or more other of such plans satisfies the requirements of such sections of the Code only if aggregated with the Plan, then all such aggregated plans, including the Plan, shall be treated as a single plan for purposes of such sections of the Code;

(v)    In the event that the mandatory disaggregation rules of section 1.401(k)-1(b)(4) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in subparagraphs (iii) and (iv) of this Section 3(f), then each mandatorily disaggregated portion of the Plan (or aggregated plans) shall be treated as a single plan; and
(vi)    If the Plan is using the Prior Year Testing Method and if in the Plan Year being tested the Plan is affected by a Plan Coverage Change, then the preceding Plan Year’s Average Contribution Percentage for the preceding Plan Year’s NHCE Group shall be determined in accordance with IRS Notice 98-1 or any superseding guidance provided by a ruling, notice, or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.
SECTION 4.    CATCH-UP CONTRIBUTIONS.
Subject to Section 4 of Appendix D, each Participant who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with administrative procedures established by the Plan Administrator at a rate equal to any whole percentage of the Participant’s Covered Compensation during such Plan Year not to exceed twenty-five percent (25%). Such catch-up contributions shall be made in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. In addition, catch-up contributions are not Deferred Contributions for purposes of Regular Employer Contributions under Section 5.

APPENDIX C
DIRECT TRANSFER PROVISIONS
SECTION 1.    DIRECT TRANSFERS.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Appendix C, a Distributee may elect, subject to the conditions and administrative procedures prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
SECTION 2.    DEFINITIONS.
(a)    “Direct Rollover” means an Eligible Rollover Distribution that is paid by the Plan for the benefit of a Distributee to an Eligible Retirement Plan specified by the Distributee.
(b)    “Distributee” means a Participant, a Beneficiary (if he or she is the surviving spouse of a Participant) or an “alternate payee” (as defined in section 414(p) of the Code) under a qualified domestic relations order (as defined in section 414(p) of the Code) if he or she is the spouse or former spouse of the Participant.
A Participant’s non-spouse Beneficiary shall also be a Distributee, subject to the limitations set forth in subsection (c), below.
(c)    “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, or a qualified trust described in section 401(a) of the Code, that accepts a Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

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With respect to a Distributee who is a non-spouse Beneficiary, only an individual retirement plan as provided for under section 402(c)(11) of the Code will qualify as an Eligible Retirement Plan.
(d)    “Eligible Rollover Distribution” means a distribution of all or any portion of the balance to the credit of a Distributee under the Plan, excluding: a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); a distribution described in section 1.402(c)-2 Q&A 4 of the Treasury Regulations; and any amount distributed on account of hardship.
Capitalized terms used in this Appendix C that are not defined herein shall have the same meaning as those terms do in the Plan.
SECTION 3.    ROLLOVER TO ROTH IRA.
Notwithstanding any other provision of the Plan to the contrary, and subject to the provisions of Section 408A(e) of the Code, distributions from this Plan may be paid directly to a Roth IRA specified by a Distributee, other than a Distributee who is a non-spouse Beneficiary, in a Direct Rollover.

APPENDIX D
MERGER OF REDSWITCH RETIREMENT SAVINGS PLAN
The RedSwitch Retirement Savings Plan (the “RedSwitch Plan”) shall be merged with and into the Agilent Technologies, Inc. 401(k) Plan (the “Agilent Plan”) effective on or around March 31, 2003 or as soon as administratively practicable thereafter (the “RedSwitch Merger Date”). The merger of the RedSwitch Plan and the Agilent Plan shall be effected in accordance with the following provisions:
SECTION 1.    ONE HUNDRED PERCENT VESTING (100%) OF ACCOUNTS.
Effective as of the RedSwitch Merger Date (or such earlier date as the Plan Administrator shall determine in its sole discretion), the account balances of the RedSwitch Participants in the RedSwitch Plan shall be one hundred percent (100%) vested.
SECTION 2.    TRANSFER OF ACCOUNT BALANCES.
The account balances under the RedSwitch Plan shall be transferred to the Agilent Plan through a direct transfer from the trust fund for the RedSwitch Plan to the Trust Fund for the Agilent Plan, with such transfer to be effected on the RedSwitch Merger Date.
SECTION 3.    AMOUNT OF ACCOUNT BALANCE.
The account balance credited to each individual under the RedSwitch Plan immediately prior to the RedSwitch Merger Date shall be credited to the Account maintained for such individual under the Agilent Plan immediately after the RedSwitch Merger Date. Accordingly, the account balance maintained under the Agilent Plan for each individual who remained a participant in the RedSwitch Plan on the RedSwitch Merger Date shall be, immediately after such date, credited with a dollar amount equal to that individual’s account balance under the RedSwitch Plan immediately prior to the RedSwitch Merger Date.
SECTION 4.    INVESTMENT OF ACCOUNT BALANCE.
The account balances to be transferred from the RedSwitch Plan to the Agilent Plan shall be invested in accordance with each Participant’s new investment directive. In the absence of such

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directives, the transferred account balances shall be invested in such Funds as the Plan Administrator deems appropriate, in its sole and absolute discretion.
SECTION 5.    SERVICE CREDIT.
Each Participant in the Agilent Plan shall, for eligibility and vesting purposes under the Agilent Plan, be credited with all service credited to such Participant for eligibility and vesting purposes under the RedSwitch Plan immediately prior to the RedSwitch Merger Date.
SECTION 6.    PROTECTED BENEFITS.
The terms and provisions of the Agilent Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the merged Agilent Plan. The terms and provisions of the RedSwitch Plan shall, as of the RedSwitch Merger Date, be extinguished and cease to have any force or effect. However, any benefits accrued under the RedSwitch Plan prior to the RedSwitch Merger Date, and only with respect to such accrued benefits as of the RedSwitch Merger Date, shall, to the extent those benefits are protected under section 411(d)(6) of the Code (the “Protected Benefits”), be preserved under the Agilent Plan and shall not, in any way prohibited by law, be affected, reduced or eliminated as a result of the merger of the RedSwitch Plan with and into the Agilent Plan. Except as provided in Sections 7, 8 and 9 of this Appendix E, no Protected Benefits exist for Participants who held account balances in the RedSwitch Plan as of the RedSwitch Merger Date (a “RedSwitch Participant”) which are not included in the Agilent Plan.
SECTION 7.    IN-SERVICE WITHDRAWAL.
A RedSwitch Participant may, at any time, request an in-service withdrawal of that portion of the Participant’s Account balance in the Agilent Plan which corresponds to such Participant’s “employer contributions” transferred from the RedSwitch Plan, provided however, that such employer contributions must have been held in the Participant’s Account under the Agilent Plan and/or the RedSwitch Plan, for at least twenty-four (24) months prior to the in-service withdrawal request.

D-1

SECTION 8.    IN-SERVICE WITHDRAWAL OF AFTER-TAX EMPLOYEE CONTRIBUTIONS.
A RedSwitch Participant may, at any time, request an in-service withdrawal of that portion of the Participant’s Account balance in the Agilent Plan, which corresponds, to such Participant’s after-tax employee contributions transferred from the RedSwitch Plan.
SECTION 9.    INSTALLMENT DISTRIBUTIONS.
If any RedSwitch Participant is entitled to a distribution under the Agilent Plan after the RedSwitch Merger Date, but prior to June 29, 2003, then for any such distribution requested during such period, the RedSwitch Participant shall be entitled to request a distribution of that portion of the Participant’s Account balance in the Agilent Plan which corresponds to such Participant’s amounts transferred from the RedSwitch Plan in the form of installments under a systematic withdrawal schedule agreed upon by both the RedSwitch Participant and the Plan Administrator. However, for any distribution requested by a RedSwitch Participant after June 29, 2003, the only form of distribution, which shall be permitted under the Agilent Plan, shall be a single lump sum payment.

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APPENDIX E
MINIMUM REQUIRED DISTRIBUTIONS
SECTION 1.    GENERAL RULES.
1.1    Effective Date. The provisions of this Appendix F will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. This Appendix F incorporates the Model Amendment set forth in Revenue Procedure 2002 29.
1.2    Precedence. The requirements of this Appendix F will take precedence over any inconsistent provisions of the Plan.
1.3    Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix F will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.
1.4    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix F, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
SECTION 2.    TIME AND MANNER OF DISTRIBUTION.
2.1    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
2.2    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)    If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)    If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(c)    If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d)    If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the Participant.
For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a).
2.3    Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4.
SECTION 3.    REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME.
3.1    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(a)    the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)    if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
3.2    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
SECTION 4.    REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH.
4.1    Death On or After Date Distributions Begin.
(a)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary determined as follows:
(1)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)    If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouses age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
4.2    Death Before Date Distributions Begin.
(a)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in section 4.1.
(b)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.
SECTION 5.    DEFINITIONS.
5.1    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2(d) of the Plan and is the designated Beneficiary under section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

5.2    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
5.3    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
5.4    Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
5.5    Required Beginning Date. The Required Beginning Date shall be the date specified in Section 2(ff) of the Plan.

APPENDIX F
ROTH DEFERRED CONTRIBUTIONS
SECTION 1.    GENERAL APPLICATION.
(a)    The Plan will accept Roth Deferred Contributions made on behalf of Participants. A Participant’s Roth Deferred Contributions will be allocated to the Participant’s Roth Deferred Contribution Account, as described in Section 2 below.
(b)    Unless specifically stated otherwise, Roth Deferred Contributions will be treated as Deferred Contributions for all purposes under the Plan.
SECTION 2.    SEPARATE ACCOUNTING.
(a)    Contributions and withdrawals of Roth Deferred Contributions will be credited and debited to a Roth Deferred Contribution Account, maintained for each Participant which will contain only the Roth Deferred Contributions.
(b)    The Plan will maintain a record of the amount of Roth Deferred Contributions in each Roth Deferred Contribution Account.
(c)    Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to a Participant’s Roth Deferred Contribution Account, and the Participant’s other Accounts under the Plan.
SECTION 3.    DIRECT ROLLOVERS.
(a)    Notwithstanding Appendix C of the Plan, a direct rollover of a distribution from a Roth Deferred Contribution Account under the Plan will only be made to another Roth Deferred Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. The Plan will not provide for a direct rollover for distributions from a Participant’s Roth Deferred Contribution Account if the amount of the distributions that are eligible rollover distributions, as defined in Section 2(c) of Appendix C, are reasonably expected to total less than $200 during the Plan Year.

(b)    For purposes of Section 10(b)(i) of the Plan, eligible rollover distributions from a Participant’s Roth Deferred Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of involuntary cash-outs from the Plan.
(c)    Notwithstanding Section 13(k) of the Plan, the Plan will accept a rollover contribution to a Roth Deferred Contribution Account only if it is a direct rollover from another Roth Deferred Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
SECTION 4.    CORRECTION OF EXCESS CONTRIBUTIONS.
In the case of a distribution of Excess Deferrals or Excess Contributions to a Highly Compensated Employee in accordance with Appendix B of the Plan, the Plan will distribute the Roth Deferred Contributions first.
SECTION 5.    ROTH IN-PLAN CONVERSION.
In accordance with Section 402A(c)(4) of the Code and any guidance issued thereunder, a Participant who is eligible to receive a distribution from the Plan may elect an In-Plan Roth conversion of an Eligible Rollover Distribution from any Account except his or her Roth Deferred Contribution Account. The converted amounts are included in the Participant’s income in the year of the in-Plan Roth conversion. The funds converted in an In-Plan Roth conversion shall be held in the Participant’s Roth In-Plan Conversion Account.
SECTION 6.    DEFINITIONS.
“Roth Deferred Contributions” means a Deferred Contribution that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Deferred Contribution that is being made in lieu of all or a portion of the pre-tax Deferred Contribution the Participant is otherwise eligible to make under the Plan; and (b) treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

SECTION 7.    PLAN INCONSISTENCIES.
To the extent any provision in the Plan contradicts with this Appendix F, such provision is deemed to conform with this Appendix F.